Exhibit 99.1

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Financial Statements

Years Ended December 31, 2024 and 2023

To the Board of Directors and Stockholders of

Vista Bancshares, Inc. and Subsidiaries

Opinion

We have audited the consolidated financial statements of Vista Bancshares, Inc. and Subsidiaries (the “Company”) which comprise the consolidated balance sheet as of December 31, 2024 and 2023, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audits.

Report on Internal Controls Over Financial Reporting

We also have audited, in accordance with auditing standards generally accepted in the United States of America, the Company’s internal control over financial reporting as of December 31, 2024, based on criteria established in the Internal Control — Integrated Framework (2013), issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated April 18, 2025, expressed an unmodified opinion.

Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplementary consolidating information is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Plano, Texas

April 18, 2025

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

As of December 31, 2024 and 2023

(Dollars in thousands)

	2024	2023
ASSETS
Cash and due from banks	$436,801	$479,281
Investment securities available for sale, at fair value	91,511	76,898
Investment securities held to maturity, net of allowance for credit losses of $24 and $0	56,445	66,852
Loans and leases, net of allowance for credit losses of $22,293 and $18,873	1,922,940	1,534,572
Accrued interest receivable	12,479	12,592
Premises and equipment, net	33,173	31,115
Bank-owned life insurance, at cash surrender value	12,860	12,496
Foreclosed and repossessed assets, net	185	207
Investments in non-marketable equity securities	9,556	9,111
Goodwill	3,427	3,427
Intangible assets	4,505	5,139
Other assets	14,304	16,998
Total assets	$2,598,186	$2,248,688
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing	$451,383	$434,690
Interest bearing	1,836,405	1,525,520
Total deposits	2,287,788	1,960,210
FHLB advances	20,000	30,000
Borrowed funds	45,000	45,000
Accrued interest payable	1,067	737
Accrued expenses and other liabilities	17,624	12,179
Total liabilities	2,371,479	2,048,126
Commitments and contingencies (Note 17)
Stockholders’ Equity
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Common stock, $1.00 par, 10,000,000 shares authorized, 2,299,409 and 2,281,506 shares issued and outstanding at December 31, 2024 and 2023, respectively	2,299	2,281
Additional paid-in capital	101,299	98,758
Retained earnings	127,012	102,137
Accumulated other comprehensive loss	(3,903)	(2,614)
Total stockholders’ equity	226,707	200,562
Total liabilities and stockholders’ equity	$2,598,186	$2,248,688

See accompanying notes to consolidated financial statements.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statement of Income and Comprehensive Income

Years Ended December 31, 2024 and 2023

(Dollars in thousands)

	2024	2023
Interest income:
Loans, including fees	$131,034	$99,313
Investment securities	5,151	4,183
Interest-bearing deposits in banks	18,969	11,793
Total interest income	155,154	115,289
Interest expense:
Deposits	65,228	34,288
Debt	2,875	3,358
Total interest expense	68,103	37,646
Net interest income	87,051	77,643
Provision for credit losses	3,710	4,065
Net interest income after provision for credit losses	83,341	73,578
Noninterest income:
Service charges on deposit accounts	2,919	3,087
Servicing fees	1,169	1,294
Bargain purchase gain	—	4,475
Other	2,691	1,180
Total noninterest income	6,779	10,036
Noninterest expense:
Salaries and employee benefits	33,083	29,483
Occupancy and equipment	6,652	4,692
Software and data processing	5,108	4,733
Marketing	1,258	1,436
Professional, regulatory, and consulting	3,469	2,596
Foreclosed and repossessed asset expenses, net	5	9
Communication	1,135	1,035
Other	7,160	5,091
Total noninterest expense	57,870	49,075
Income before income taxes	32,250	34,539
Income tax expense	6,752	6,368
Net income	25,498	28,171
Other comprehensive income (loss):
Net unrealized gain (loss) on investments available for sale arising during the period	(1,622)	998
Reclassification adjustment for net gains included in net income, net of tax	(9)	—
Income tax (expense) benefit related to items of other comprehensive income (loss)	342	(210)
Other comprehensive income (loss), net of income taxes	(1,289)	788
Comprehensive income	$24,209	$28,959

See accompanying notes to consolidated financial statements.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders’ Equity

Years Ended December 31, 2024 and 2023

(Dollars in thousands, except share data)

	Preferred Stock		Common Stock		Treasury Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Loss	Total
Balance as January 1, 2023	—	—	1,985,930	$1,986	—	$—	$68,415	$79,617	$(3,402)	$146,616
Impact of adoption of ASC 326, net of tax of $1,039	—	—	—	—	—	—	—	(3,911)	—	(3,911)
Net income	—	—	—	—	—	—	—	28,171	—	28,171
Other comprehensive income	—	—	—	—	—	—	—	—	788	788
Purchase of treasury shares	—	—	—	—	96,378	(5,909)	—	—	—	(5,909)
Retirement of treasury shares	—	—	(96,378)	(96)	(96,378)	5,909	(4,073)	(1,740)	—	—
Stock based compensation expense	—	—	—	—	—	—	1,528	—	—	1,528
Issuance of common stock in connection with employee and director compensation	—	—	46,837	46	—	—	709	—	—	755
Sale of common stock	—	—	25,668	26	—	—	2,349	—	—	2,375
Issuance of common stock in connection with bank acquisition	—	—	323,588	323	—	—	29,826	—	—	30,149
Forfeitures of restricted stock	—	—	(4,139)	(4)	—	—	4	—	—	—
Balance as of December 31, 2023	—	—	2,281,506	2,281	—	—	98,758	102,137	(2,614)	200,562
Net income	—	—	—	—	—	—	—	25,498	—	25,498
Other comprehensive loss	—	—	—	—	—	—	—	—	(1,289)	(1,289)
Purchase of treasury shares	—	—	—	—	34,187	(2,575)	—	—	—	(2,575)
Retirement of treasury shares	—	—	(34,187)	(34)	(34,187)	2,575	(1,918)	(623)	—	—
Stock based compensation expense	—	—	—	—	—	—	1,352	—	—	1,352
Issuance of common stock in connection with employee and director compensation	—	—	36,511	37	—	—	1,355	—	—	1,392
Sale of common stock	—	—	15,822	15	—	—	1,752	—	—	1,767
Forfeitures of restricted stock	—	—	(243)	—	—	—	—	—	—	—
Balance as of December 31, 2024	—	—	2,299,409	2,299	—	—	101,299	127,012	(3,903)	226,707

See accompanying notes to consolidated financial statements.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Years Ended December 31, 2024 and 2023

(Dollars in thousands)

	2024	2023
Cash flows from operating activities:
Net income	$25,498	$28,171
Adjustments to reconcile net income to cash provided by operating activities:
Net amortization on investment premiums and discounts	314	342
Provision for credit losses	3,710	4,065
Depreciation and amortization	3,154	2,207
Stock based compensation expense	1,352	1,528
Bargain purchase gain	—	(4,475)
Earnings on bank-owned life insurance	(364)	(309)
Net gain on sales of foreclosed and repossessed assets	(176)	(2)
Net gain on sales of bank premises and equipment	—	(45)
Net gain on sale of investment securities AFS	(12)	—
Net changes in operating assets and liabilities:
Accrued interest receivable and other assets	2,513	(9,535)
Accrued interest payable and other liabilities	8,009	3,342
Net cash provided by operating activities	43,998	25,289
Cash flows from investing activities:
Investment securities available for sale:
Maturities, paydowns and calls	2,131,155	1,642,032
Sales	2,462	—
Purchases	(2,150,001)	(1,671,720)
Investment securities held to maturity:
Maturities, paydowns and calls	10,221	111
Purchases	—	(2,923)
Cash received from acquisition, net	—	95,356
Net loans originated	(413,227)	(225,024)
Proceeds from sale of foreclosed and repossessed assets	21,436	4
Proceeds from sale of premises and equipment	—	102
Purchases of premises and equipment	(4,608)	(8,966)
Purchases of non-marketable equity securities	(445)	(2,428)
Net cash used in investing activities	(403,007)	(173,456)
Cash flows from financing activities:
Net increase in deposits	327,578	409,747
(Redemptions) proceeds from FHLB advances, net	(10,000)	5,000
Proceeds from issuance of common stock	1,768	2,375
Proceeds from exercise of stock options	68	37
Cash paid for withholding taxes on share-based awards	(310)	(979)
Purchase of treasury shares	(2,575)	(5,909)
Net cash provided by financing activities	316,529	410,271
Net increase (decrease) in cash and cash equivalents	(42,480)	262,104
Cash and cash equivalents at beginning of year	479,281	217,177
Cash and cash equivalents at end of year	$436,801	$479,281
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$67,917	$37,191
Cash paid for federal and state income taxes	5,014	6,120
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Foreclosed assets transferred from loans	$21,328	$31
Retirement of treasury stock	2,575	5,909
ROU asset recorded through lease liability	2,031	2,571
Issuance of common stock in connection with bank acquisition	—	30,149

See accompanying notes to consolidated financial statements.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

(Dollars in thousands, except share and per share amounts)

1.	Nature of Organization and Summary of Significant Accounting Policies

Vista Bancshares, Inc. (“VBI”), a Texas bank holding company, conducts its principal activities through its banking subsidiary, Vista Bank, a Texas state chartered, Federal Reserve Bank member bank. Vista has locations in Abernathy, Austin, Dallas, Hale Center, Idalou, Lubbock, Petersburg, Plainview, Ralls, Haskell and Fort Worth, Texas. Vista also has a location in Palm Beach, Florida, opened in July of 2023. Principal activities include commercial and retail banking.

References in this annual report to “we,” “us,” “our,” “our company,” or the “Company” refers to Vista Bancshares, Inc. and our wholly-owned banking subsidiary, Vista Bank, and the terms “bank” or “Vista” refer to Vista Bank.

VBI owns 100% of the outstanding common stock of Vista. During 2016, the Bank formed NWHWY 5840 HWY LLC (“5840”) for the purpose of acquiring property in Dallas, Texas for a Bank branch site. 5840 is owned 100% by the Bank. During September of 2023, the Bank created TVPX (“Trust”), a Trust whereby the bank is trustor and sole beneficiary of the Trust. The Trust was designed to create a business trust so the owner trustor may hold title to contributed aircraft until such time as Vista, as the Trustor, directs the owner trustor to distribute the aircraft in accordance with written instructions. VBI and these subsidiaries (collectively referred to herein as the “Company”) are included in the accompanying consolidated financial statements.

Accounting Standards Codification

Since 1973, the Financial Accounting Standards Board (“FASB”) has been the private sector organization designated to establish standards for financial accounting and presentation of financial statements known as accounting principles generally accepted in the United States of America (“GAAP”). GAAP is officially recognized as authoritative by the American Institute of Certified Public Accountants (“AICPA”) and the banking regulators.

The FASB’s Accounting Standards Codification™ (“ASC”) constitutes GAAP in its entirety. All other accounting literature (not included in ASC) are nonauthoritative. FASB issues Accounting Standards Updates which serve to update ASC and provide background information about the guidance and the basis for conclusions.

Basis of Presentation

Management strives to prepare and present these notes and the accompanying consolidated financial statements in accordance with GAAP, in all material respects. The Company consolidates (a) subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control, when benefits outweigh costs and/or material, and (b) variable interest entities (“VIE”) in which the Company is the primary beneficiary. All significant intercompany balances and transactions are eliminated in consolidation.

Comprehensive Income

GAAP defines comprehensive income (“CI”) as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances, other than from stockholder sources. Therefore, Cl includes all changes in stockholders’ equity for a specified period (e.g., a year) except those resulting from investments by stockholders and distributions to stockholders; Cl is comprised of net income or loss (“earnings”) and other comprehensive income or loss (“OCI”). GAAP generally requires recognized revenue, expenses, gains, and losses be included in the determination of earnings. However, certain changes in assets and liabilities are classified as OCI and presented as a separate component of comprehensive income; accumulated OCI (“AOCI”) is reported as a separate component of stockholders’ equity. AOCI, OCI, and components of OCI are presented net of income taxes. OCI includes unrealized holding gains and losses on investment securities available for sale.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

(Dollars in thousands, except share and per share amounts)

Use of Estimates

The preparation of consolidated financial statements (“CFS”) in conformity with GAAP requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the CFS. Actual results could differ from those estimates. Material estimates particularly susceptible to significant change in the near term relate to the determination of: (a) impairments of: (i) loans, (ii) investment securities, and (b) fair values, including acquired loans. The Company uses fair values to measure certain assets, determine earnings and OCI, and value underlying collateral to estimate impairments of loans, foreclosed assets and repossessed assets. Fair value estimates involve uncertainties and other matters requiring management to exercise significant judgments; changes in assumptions, market conditions, or myriad other factors could significantly affect fair value estimates.

Cash and Cash Equivalents

The Company presents all cash on hand and balances due from other banks, interest-bearing deposits and term certificates of other banks, federal funds sold, and securities purchased under agreements to resell, which have original maturities less than ninety days, as cash and cash equivalents. Federal regulations require banks to set aside specified amounts of cash as reserves against transaction and time deposits, which fluctuate daily. These reserves may be held as vault cash, in a non-interest-bearing account with a district Federal Reserve Bank, or as deposits with correspondents. Management believes the Company complies with these requirements.

Investment Securities

Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities not classified held to maturity or trading are classified as available for sale. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income (loss), net of tax. Management determines the appropriate classification of securities at the time of purchase or transfer. Interest income includes amortization and accretion of purchase premiums and discounts. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities in an unrealized loss position for credit-related factors in order to determine if an allowance for credit losses is required. This evaluation is performed on a quarterly basis and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, any previous allowance for credit loss is written off and the amortized cost basis of the securities is written down to fair value through earnings. For debt securities that do not meet the aforementioned criteria, management will determine if the decline in fair value has resulted from a credit loss or other factors and apply the following: 1) recognize an allowance for credit loss by a charge to earnings for the credit-related component of the decline in fair value (subject to a floor of the excess of the amortized cost over fair value) and 2) recognize the noncredit-related component of the fair value decline, if any, in other comprehensive income (loss). The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. To the extent expected cash flows improve, the standard permits reversal of allowance amounts in the current period earnings.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

(Dollars in thousands, except share and per share amounts)

Investments in Non-Marketable Equity Securities

Vista has the following investments in various non-marketable equity securities, carried at cost, as these securities do not have a readily determinable fair value:

Federal Reserve Bank (“FRB”) Stock Subscription. As a state member bank in the Federal Reserve System, the Company is required to subscribe to the capital stock of the Federal Reserve Bank of Dallas in an amount equal to six percent (6%) of its paid-up capital and surplus, and must pay in half of the amount (3%) to the FRB; the other half is subject to call by the Board of Governors of the Federal Reserve System. Regulations also specify procedures a member bank must follow to purchase or redeem FRB capital stock; the subscription to the FRB stock is restricted and can only be liquidated upon withdrawal from membership. Therefore, Vista carries its FRB stock subscription at the amount deposited with the FRB (which equals one-half (1/2) of the required subscription). An equal amount, which is unrecorded, is subject to call by the Board of Governors of the Federal Reserve System.

Federal Home Loan Bank (“FHLB”) Stock. Vista owns an equity interest in the FHLB. FHLB stock does not have a readily determinable fair value because ownership is restricted, and lacks a market; it can only be sold back to the FHLB at its par value ($100 per share). Therefore, Vista carries its investment in FHLB stock at cost. Management does not believe the value is impaired. FHLB stock is generally pledged as collateral for FHLB advances when any are outstanding.

The Independent Bankers Bank (“TIB”) Stock. Vista is a TIB customer and purchased TIB stock. As a stockholder, Vista participates in certain benefits, including preferential rates and service fees, and dividends. TIB stock does not have a readily determinable fair value because ownership is restricted, it lacks a market and TIB management has the right to determine the redemption price. Vista carries its investment in TIB stock at cost. Management does not believe the value is impaired.

BlueHenge Capital Partners (“BHCP”). Vista has made a $500 investment in BHCP, which includes potential credit for investment under the CRA and related regulations. BHCP is a SBIC licensed by the SBA, privately owned and operated to make long-term investments in American small businesses. Vista’s interest is accounted for at cost.

BlueHenge Capital Partners Fund II (“BHCPII”). Vista has made a $1,000 investment in BHCPII, which includes potential credit for investment under the CRA and related regulations. BHCPII is a SBIC licensed by the SBA, privately owned and operated to make long-term investments in American small businesses. Vista’s interest is accounted for at cost.

Valesco Fund II, LP (“VFII”). Vista has made an investment in VFII, which includes potential credit for investment under the Community Reinvestment Act (“CRA”) and related regulations. VFII is a Small Business Investment Company (“SBIC”), licensed by the United States Small Business Administration (“SBA”), privately owned and operated to make long-term investments in American small business. Vista’s interest is accounted for at cost.

Valesco Fund III, LP (“VFIII”). Vista has made a $1,000 investment in VFIII, which includes potential credit for investment under the Community Reinvestment Act (“CRA”) and related regulations. VFIII is a Small Business Investment Company (“SBIC”), licensed by the United States Small Business Administration (“SBA”), privately owned and operated to make long-term investments in American small business. Vista’s interest is accounted for at cost.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

(Dollars in thousands, except share and per share amounts)

Allowance for Credit Losses — Held to Maturity Debt Securities

The allowance for credit losses on held to maturity securities is a contra-asset valuation account deducted from the amortized cost basis of held to maturity securities to present management’s best estimate of the net amount expected to be collected. Held to maturity securities are charged-off against the allowance when deemed uncollectible. Adjustments to the allowance are reported in our statement of income as a component of provision for credit losses. Management measures expected credit losses on held to maturity securities on a collective basis by major security type with each type sharing similar risk characteristics and considers historical credit loss information adjusted for current conditions and reasonable and supportable forecasts. As of December 31, 2024 and 2023, our held to maturity securities consisted of municipal bonds, corporate bonds, treasury securities, collateralized mortgage obligations and mortgage-backed securities issued by the U.S. government and its agencies. With regard to the treasuries, collateralized mortgage obligations and mortgage-backed securities issued by the U.S. government, or agencies thereof, it is expected the securities will not be settled at prices less than the amortized cost basis of the securities as such securities are backed by the full faith and credit of and/or guaranteed by the U.S. government and management has no expectation of credit loss. For corporate bonds, which consist solely of bank subordinated debt, management reviewed periodic financial reporting, key risk indicators, including ratings by credit agencies when available, and determined there is $7 current expectation of credit loss as of December 31, 2024 and none as of December 31, 2023. For municipal securities, management reviewed key risk indicators, including ratings by credit agencies when available, and determined there is $17 current expectation of credit loss as of December 31, 2024 and none as of December 31, 2023. Management made the accounting policy election to exclude accrued interest receivable on held to maturity securities from the estimate of credit losses.

Allowance for Credit Losses — Available for Sale Debt Securities

For available for sale debt securities in an unrealized loss position, the Company first assesses whether or not it intends to sell, or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the securities amortized cost basis is written down to fair value through income. For available for sale debt securities that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If the assessment indicates a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected are less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded, limited by the amount the fair value is less than the amortized cost basis. Any impairment not recorded through an allowance for credit losses is recognized in other comprehensive income (loss). Based on evaluation of available evidence, management believes the unrealized losses on the securities as of December 31, 2024 and 2023 are not credit related. Management does not have the intent to sell any of these securities and believes it is more likely than not the Company will not have to sell any such securities before recovery of cost. The fair values are expected to recover as the securities approach their maturity date or repricing date, or if market yields for the investments decline. Accordingly, no allowance for credit losses has been recorded for these securities.

Changes in the allowance for credit losses are recorded as provisions for or reversal of credit loss expense. Losses are charged against the allowance when management believes a security is uncollectible, or when either of the criteria regarding intent to sell or required to sell is met. Accrued interest receivable on securities is excluded from the estimate of credit losses.

Allowance for Credit Losses — Off Balance Sheet Exposures

The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless the obligation is unconditionally cancellable by the Company. The allowance for credit losses on off balance sheet credit exposures is adjusted as a provision for credit loss expense. The estimate includes consideration of the likelihood funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

(Dollars in thousands, except share and per share amounts)

Allowance for Credit Losses — Loans

The majority of loans and leases (loans and leases are collectively referred to hereinafter as “loans”) are made to customers to finance asset acquisitions, to provide working capital to finance business operations, and other purposes in exchange for interest on outstanding principal balances from origination to maturity or pay-off. Decisions about whether to extend credit to customers are based on anticipated sources of repayment, credit history, availability of collateral, and other considerations. Loans are stated at the amount of unpaid principal, reduced by unearned income and an allowance for credit losses. Interest on loans is recognized using the simple interest method on the daily balances of the principal amounts outstanding. Deferred fees and costs associated with originating loans, except for net deferred fees associated with loans originated under Main Street Lending government programs, are recognized in income and expense generally in the period in which the fees were received and/or costs were incurred. Under GAAP, the net of such fees and costs generally are deferred and recognized over the life of the loan as an adjustment of yield. For the years ended December 31, 2024 and 2023, management believes not deferring the net of such fees and costs and amortizing them over the life of the related loans does not materially affect the consolidated financial position or results of operations of the Company. The net of such deferred fees and costs for loans originated under the Main Street Lending government programs are accounted for under GAAP.

Loans that do not share risk characteristics are evaluated for an allowance for credit losses on an individual basis. Loans evaluated individually are excluded from the collective evaluation. Management routinely identifies significant credits (individual loans or relationships not part of groups of smaller balance homogenous type loans with similar credit risks) to evaluate collectability based on consideration of the following:

•	Dollar amounts of individual loans and total loans by borrower, guarantor, or other indicators of relationships;

•	Payment status and overdrafts of related borrower deposit accounts;

•	Borrower requests for concessions to alleviate cash constraints;

•	Other evidence or risks of declining credit quality identified by loan officers, independent internal and external reviews (including outsourced reviews, financial statement audits, and regulatory examinations), members of management and the board, or information from other sources;

•	Historical, environmental, and economic conditions that indicate increased risks of declining credit quality in certain industries, geographic areas, or types of loans; and

•	Any other available information deemed relevant to the current circumstances.

When a loan is identified for individual evaluation, management considers factors specific to the credit including scheduled timing and amounts of principal and interest payments in relation to actual payment status (past due status is based on contractual terms), and demonstrated and projected sources of repayment to determine the expected credit losses.

Loans are individually evaluated using either a) the present value of expected future cash flows discounted at the loan’s effective interest rate, b) the loan’s obtainable market price, or c) the fair value of the collateral, if foreclosure is probable or the loan is otherwise considered collateral dependent. A loan is collateral dependent when repayment of the loan is expected to be provided solely by the underlying collateral. Regulatory guidance requires use of the collateral method for loans that are collateral dependent. The collateral method is the predominant method used by management. In general, any portion of the recorded investment in a collateral dependent loan in excess of the fair value of the collateral is recognized as impairment. If repayment of a collateral dependent loan depends on the sale of the collateral, the fair value of the collateral is reduced by estimated selling costs to measure impairment. When management determines foreclosure is probable, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

(Dollars in thousands, except share and per share amounts)

The allowance for credit losses (“ACL”) is a valuation account established through a provision for credit losses charged against income and deducted from the loans’ amortized cost basis to present the net amount expected to be collected over the lifetime of the loans. Loans are charged off against the allowance when management determines the loan balance to be uncollectible. Recoveries do not exceed the aggregate amount previously charged-off and expected to be charged-off. Subsequent recoveries, if any, are credited to the allowance.

Management estimates the allowance balance using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. We use the weighted-average remaining maturity method (WARM method) as the basis for the estimation of expected credit losses. The WARM method uses a historical average annual charge-off rate. This average annual charge-off rate contains loss content over a historical look back period and is used as a foundation for estimating the credit loss reserve for the remaining outstanding balances of loans in a segment at the balance sheet date. The average annual charge-off rate is applied to the contractual term, further adjusted for estimated prepayments, to determine the unadjusted historical charge-off rate. The calculation of the unadjusted historical charge-off rate is then adjusted for current conditions and for reasonable and supportable forecast periods. Adjustments to historical loss information are made for differences in current loan-specific risk characteristics such as differences in underwriting standards, portfolio mix, delinquency level, or term, as well as for changes in environmental conditions, such as changes in unemployment rates, property values, or other relevant factors. These qualitative factors serve to compensate for additional areas of uncertainty inherent in the portfolio and not reflected in our historic loss factors.

Loan Types

The Company’s management identified the following segments and classes (segment subgroups) of the loan portfolio based on borrower categories and the nature and purpose of loans and underlying collateral as groups of loans with similar risk characteristics used to develop the estimated impairment in the loan portfolio for loans not specifically identified as deteriorated:

Real Estate — Loans secured by real estate (“R/E”). The source of repayment for these loans may be from sale of or rents from the underlying R/E, business operations in the R/E, or other sources. The repayment sources and collateral values are sensitive to economic and other environment factors which may vary based on the type of R/E or related operations, geographically, or both, as well as the quality of borrowers and other managers responsible for operations. Construction and development loans also present risks related to existence of collateral that should result from advances for construction or development activities and require additional monitoring.

Construction, development, and other land — To finance land under development or to be developed, or on- site construction of industrial, commercial, residential, or farm buildings.

Farmland — Secured by farmland and improvements thereon, as evidenced by mortgages or other liens. Includes land known to be used or usable for agricultural purposes, such as crop and livestock production. Includes grazing or pasture land, whether tillable or not and whether wooded or not. Excludes loans for farm property construction and land development purposes.

1 – 4 family residential property — Secured by mortgages or other liens on dwelling units including single family residences, vacation homes, condominiums, interest in individual cooperative housing units, and mobile homes. Loans in this class are considered to be part of a group of smaller balance relatively homogenous loans that are not individually evaluated for classification as deteriorated, although unusually significant loans in this class may be evaluated if they are identified as presenting risk of loss that would be an outlier compared to the historical range of loss.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

(Dollars in thousands, except share and per share amounts)

Multifamily (5+) residential property — Secured by mortgages or other liens on dwelling units for five or more family units such as apartments.

Non-farm non-residential owner-occupied property — Secured by non-farm, non-residential property, including business and industrial, hotels, motels, churches, hospitals, educational and charitable institutions, dormitories, clubs, lodges, association buildings, group homes for aged persons and orphans, golf courses, recreational facilities, and other similar properties occupied by the owner (e.g., not rental properties).

Non-farm non-residential non-owner occupied property — Same as previous, except not occupied by the owner (e.g., rental properties).

Commercial and industrial — Loans to legal entities (corporations, partnerships, limited liability entities, sole proprietorships, and other business enterprises and individuals (except for loans to individuals for investing or personal expenditures), but not to nonprofit organizations. Includes loans to finance construction not secured by real estate and loans to farmers for business purposes other than farming. Includes leases to the same types of borrowers for the same purposes. Includes loans originated under the Paycheck Protection Program and Main Street Lending Program. These loans are underwritten and originated in accordance with program guidelines.

Agricultural production — Loans to finance agricultural production, regardless of the borrower. Agricultural production includes growing and storing of crops; marketing and carrying of agricultural products by the producers thereof; breeding, raising, fattening, or marketing of livestock; fisheries; and forestry. Includes loans to purchase related equipment, machinery, or implements.

Consumer — Loans to individuals for household, family, and other personal expenditures, except home mortgages (1 – 4 family residential) and loans to purchase or carry investment securities. Includes other revolving credits, passenger and recreational vehicles, household appliances and furnishings, and others. Includes leases to the same types of borrowers for the same purposes.

Main Street Loan Program

The Federal Reserve established the Main Street Lending Program (“MSLP”) under The Coronavirus Aid, Relief, and Economic Security Act (CARES Act), that provided for up to $600 billion of new or expanded credit facilities to small and medium-sized businesses. MSLP loans are funded by a combination of the Company and the Federal Reserve Bank of Boston special purpose vehicle (“SPV”). Under the program, the SPV purchased 95% participation in each MSLP loan originated by the Company with the remainder of the loan retained by the Company. As of December 31, 2024, the Company had total MSLP loans of $192,923, sold participations to the SPV of $183,277, and retained $9,646 in MSLP loans. As of December 31, 2023, the Company had total MSLP loans of $280,633, sold participations to the SPV of $266,601, and retained $14,031 in MSLP loans. The Company earned servicing fees for the years ended December 31, 2024 and 2023 of $1,068 and $1,206, respectively.

All others — Loans to financial institutions (banks and other depository institutions and other associations, companies, and financial intermediaries whose primary business is to accept deposits and to extend credit); US state and local governments and subdivisions (other than investment securities, loans to United States government and agencies, the fifty states and District of Columbia, and their municipalities, school and other districts, Puerto Rico and US territories and possessions and their political subdivisions and Indian tribes in the US); foreign governments and institutions; and loans to individuals for investment purposes (other than loans secured by real estate).

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

(Dollars in thousands, except share and per share amounts)

Credit Quality Indicators

The majority of the loan portfolio is comprised of loans to businesses and individuals throughout Texas, primarily in West Texas, Austin and the Dallas-Fort Worth metropolitan areas. In the third quarter of 2023 we opened a single branch in Palm Beach, Florida. These geographic concentrations subject the loan portfolio to the general economic conditions within their respective geographic areas. The risks created by these concentrations have been considered by management in the determination of the adequacy of the ACL. Management believes the ACL is adequate to cover estimated losses on loans at December 31, 2024 and 2023.

From a credit risk standpoint, the Company classifies its loans in one of five categories: (i) pass, (ii) mention, (iii) substandard, (iv) doubtful, or (v) loss.

The classifications of loans reflect a judgment about the risks of default and loss associated with the loan. The Company reviews the ratings on credits quarterly. Ratings are adjusted to reflect the degree of risk and loss felt to be inherent in each credit as of each quarterly reporting period. The Company’s methodology is structured so specific allocations are increased in accordance with deterioration in credit quality (and a corresponding increase in risk and loss) or decreased in accordance with improvement in credit quality (and a corresponding decrease in risk and loss).

(i)	Pass — The Company classifies loans that perform in accordance with stated terms and have the financial ability more than sufficient to meet debt service requirements as pass.

(ii)	Special mention — Loans with potential weaknesses deserving management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or the credit position at some future date. Examples of these potential weaknesses, although not all-inclusive, include:

•	Lack of information about the borrower or guarantors, including stale financial information or lack of current collateral valuations.

•	Economic or market conditions in the future may affect the borrower’s ability to meet scheduled repayments. These may be evidenced by adverse profitability, liquidity, or leverage trends in the borrower’s financial statements.

(iii)	Substandard — Loans inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any, are classified as substandard. Loans so classified must have well defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

(iv)	Doubtful — Loans classified doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

(v)	Loss — Loans classified loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean the loan has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

As loans progress down the above classification scheme, the frequency of review increases. In some cases, management may determine an individual loan exhibits unique risk characteristics which differentiate the loan from other loans within the loan pools. In such cases, the loans are evaluated for expected credit losses on an individual basis and excluded form the collective evaluation.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

(Dollars in thousands, except share and per share amounts)

The Company designates loans as collateral dependent if repayment of the loan is expected to be provided substantially through the operation or sale of the collateral when the borrower, based on management’s assessment, is experiencing financial difficulty as of the reporting date. These loans do not share common risk characteristics and are not included within the pooled loans for determining the allowance for credit losses. Under CECL, for collateral dependent loans, the Company has adopted the practical expedient to measure the estimate of expected credit losses by comparing the amortized cost basis of a financial asset and the fair value of collateral securing the financial asset as of the reporting date. The allowance for credit losses is calculated on an individual loan basis based on the difference between the amount of the amortized cost basis greater than the fair value of the collateral securing the loan, which is adjusted for liquidation costs/discounts. If the fair value of the collateral exceeds the amortized cost basis, no allowance is required.

The fair value of individually evaluated collateral dependent loans is generally based on the fair value of collateral, less costs to sell. The fair value of real estate collateral is determined using recent real estate appraisals for residential and commercial properties. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Non-real estate or business asset collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business.

Identification and classification of significant credits and determination of a collateral dependent loan is inherently subjective and requires judgments and estimates susceptible to significant revision as more information becomes available due to changing circumstances and/or the passage of time. Judgments by knowledgeable professionals are subject to variations, even given the same facts and circumstances. The Company’s regulators routinely review the adequacy of the Company’s ACL and may require the Company to increase its ACL based on their policies and/or judgments about individual borrowers, economic conditions, and other factors available to them at the time of their examinations.

From time to time, we modify our loan agreements for borrowers experiencing financial difficulty. Modifications to loan terms may include a lower interest rate, a reduction of principal, or a longer term to maturity. We review each such modified loan and determine on a case-by-case basis if the loan can be grouped with its like segment for allowance consideration or whether it should be individually evaluated for a specific allowance for credit loss allocation. If individually evaluated, an allowance for credit loss allocation is based on either the present value of estimated future cash flows or the estimated fair value of the underlying collateral.

The accrual of interest on loans is discontinued when there is a clear indication the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. When a loan is placed on nonaccrual status, all previously accrued and unpaid interest is reversed. Interest income is subsequently recognized on a cash basis if the remaining book balance of the asset is deemed to be collectible. If collectability is questionable, then cash payments are applied to principal. A loan is placed back on accrual status when both principal and interest are current, and it is probable we will be able to collect all amounts due (both principal and interest) according to the terms of the loan agreement.

Method of Accounting for Loans Acquired

Acquired loans are recorded at their estimated fair value at the acquisition date and are initially classified as either purchased credit deteriorated (“PCD”) loans (i.e. loans that reflect credit deterioration since origination and it is probable at acquisition the Company will be unable to collect all contractually required payments) or non-purchased credit deteriorated loans (“Non-PCD”).

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2024 and 2023

(Dollars in thousands, except share and per share amounts)

Performance of certain loans may be monitored and based on management’s assessment of the cash flows and other facts available, portions of the accretable difference may be delayed or suspended if management deems appropriate. The Company’s policy for determining when to discontinue accruing interest on acquired performing loans and the subsequent accounting for such loans is essentially the same as the policy for originated loans described above.

An ACL for Non-PCD loans is recorded using a methodology similar to that described for originated loans. The establishment of the allowance is based on the loan’s amortized basis and established through a charge to provision for credit losses. An ACL is established for PCD loans by adding the estimated ACL to the loan’s fair value at the date of acquisition rather than through a provision for credit losses. Subsequent deterioration of PCD loans after the date of acquisition is recognized through the provision for credit losses.

Credit-Related Financial Instruments

In the ordinary course of business, the Company enters into commitments to extend credit, including commitments under commercial letters of credit and standby letters of credit.

Transfers of Financial Assets

Transfers of financial assets (primarily “loan participations sold” and SBA loans sold at Vista) must be evaluated to determine whether the transfer meets all of the following conditions to qualify for sale accounting: (a) isolation of the transferred assets from the transferor, (b) the transferee has the right to pledge or exchange the assets received and (c) the transferor’s lack of effective control over the transferred assets.

Foreclosed and Repossessed Assets

Assets acquired through, or in lieu of, loan foreclosure or repossession (“FandR”), if any, are held for sale and are initially recorded at fair value less cost to sell at the date of FandR, establishing a cost basis for the asset(s). Differences between the loan investment carrying value and the cost basis of the FandR asset(s) are charged against the ACL. Subsequent to FandR, capital improvements to FandR assets that increase the value, if any, are added to the FandR cost basis and management performs periodic valuations and the assets are carried at the lower of the FandR cost basis or estimated fair value less cost to sell. Revenue and expenses from holding and/or operating foreclosed assets and changes in the valuation allowance are netted and included in earnings.

Premises and Equipment

Buildings and improvements and furniture and equipment are recorded at cost. Depreciation on depreciable assets is provided over the estimated useful life of the asset, except for assets under capital lease obligations, which are depreciated over the shorter of the non-cancelable lease term or the estimated useful life of the leased asset, under the straight-line method. Maintenance, repairs, renewals, and betterment that do not significantly extend the useful life of the asset are recognized as expense as incurred. Book value (cost less accumulated depreciation at disposal) of asset disposals are removed from the accounts and the difference between the proceeds, if any, and the book value are netted and reported as gain or loss in earnings for the corresponding period. The proceeds from trade-ins are added to the cost basis of the new asset and any difference between the proceeds and book value of the trade-in is reflected as gain or loss in earnings.

Leases

Operating leases in which we are the lessee are recorded as right-of-use assets with corresponding lease liabilities. The right-of-use asset represents our right to utilize the underlying asset during the lease term, while the lease liability represents the present value of the obligation of the Company to make periodic lease payments over the life of the lease. The associated operating lease costs are comprised of the amortization of the right-of-use asset and the implicit interest accreted on the lease liability, which is recognized on a straight-line basis over the life of the lease.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

Goodwill and Intangible Assets

Goodwill represents the excess of the cost of entities acquired at inception over the fair value of the net assets acquired, net of amortization. Goodwill in VBI and Vista have been assigned to the banking subsidiary and operations reporting units, respectively, and are tested for impairment if an annual qualitative assessment (of whether it is likely the fair value of these reporting units are less than their carrying value) indicates the need for an impairment test, but may be tested for impairment if any event occurs or circumstances change that would more-likely-than-not reduce the fair value of the banking operations reporting unit below its carrying value. Intangible assets consist of core deposit intangibles and servicing assets.

Core deposit intangibles are initially recognized based on a valuation performed as of the consummation date. Core deposit intangibles are amortized over the average remaining life of the acquired customer deposits, normally 10 years, using the straight-line method.

GAAP requires servicing rights acquired through the origination of loans, which are sold with servicing rights retained, are recognized as separate assets. Servicing assets are recorded as the difference between the contractual servicing fees and adequate compensation for performing the servicing and are periodically reviewed and adjusted for any impairment. The amount of impairment recognized, if any, is the amount by which the servicing assets exceed their fair value. Fair value of the servicing assets is estimated using discounted cash flows based on current market interest rates. Servicing rights are amortized over their estimated lives.

All intangible assets are tested annually for potential impairment or when triggering events occur. No impairment charges were recorded during the years ended December 31, 2024 and 2023.

Derivative Financial Instruments

Derivatives are recorded on our consolidated balance sheets as assets and liabilities measured at their fair value. The accounting for increases and decreases in the value of derivatives depends upon the use of the derivatives and whether the derivatives qualify for hedge accounting. At inception of the derivative, we designate the derivative as one of two types based on our intention and belief as to the likely effectiveness as a hedge. These two types are (1) a hedge of the fair value of a recognized asset or liability (“Fair Value Hedge”), and (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (“Cash Flow Hedge”). As of December 31, 2024 and 2023, the Company did not have any derivatives designated as a Cash Flow Hedge.

For certain Fair Value Hedges, the gain or loss on the derivative, as well as the offsetting loss or gain on the hedged item, are recognized in noninterest income or expense in our consolidated statements of income. Fair Value Hedge instruments offered by the Company which are included in noninterest income or expense include pass-through interest rate swap products to qualified commercial banking customers. Under this type of contract, the Company enters into an interest rate swap contract with a customer, while at the same time entering into an offsetting interest rate swap contract with a financial institution counterparty. Changes in the fair value of the underlying derivatives are designed to offset each other so they would not significantly impact the Company’s operating results.

All derivatives are carried at fair value in either other assets or other liabilities in the accompanying consolidated balance sheets. At December 31, 2024, the Company’s derivative assets and liabilities each totaled $446. There were no derivatives at December 31, 2023.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

Income Taxes

The Company files a consolidated Federal income tax (“FIT”) return and recognizes FIT for the tax effects of the transactions reported in the CFS. FIT expense or benefit in earnings consists of taxes currently due or refunds receivable plus deferred tax effects from differences between the basis of assets and liabilities for CFS and FIT purposes, except that the deferred FIT expense or benefit on components of OCI are netted against those items. Deferred tax assets and liabilities represent the future Federal income tax return consequences of those differences, which will be deductible or taxable when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through income tax expense. The Company accounts for interest or penalties related to Internal Revenue Service (“IRS”) assessments, if any, as income tax expense.

Texas margin taxes are considered income taxes for financial reporting purposes. Texas margin taxes due annually in May are based on the preceding calendar year’s income and expenses; accrued expenses and other liabilities in the accompanying CFS include an accrual for estimated Texas margin taxes. Related deferred taxes are insignificant.

Advertising Costs

Advertising costs are recognized when incurred and are recorded as marketing expenses on the consolidated statement of income and comprehensive income.

Stock Option Expense

Compensation expense for stock options is based on the fair value of the award on the measurement date, which, for the Company, is the date of the grant and is recognized ratably over the service period of the award. The fair value of stock options is estimated using the Black-Scholes option pricing model.

Restricted Stock Expense

Compensation expense for restricted stock awards is based on the fair value of the award on the measurement date, which, for the Company, is the date of the grant and is recognized using the straight-line method over the service period of the award.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year presentation and had no effect on prior year net income or stockholders’ equity.

Subsequent Events

The Company has evaluated all subsequent events for potential recognition and disclosure through April 18, 2025, the date of which the consolidated financial statements were available to be issued and noted the following subsequent events requiring financial statement recognition or disclosure.

In December of 2024, we entered into a multi-branch purchase and assumption agreement (“Agreement”) whereby we agreed to sell seven rural West Texas branches including Abernathy, Hale Center, Haskell, Idalou, Petersburg, Plainview, and Ralls to First United Bank including the real estate and buildings, furniture and equipment and generally all the branches’ loans and deposits. Immediately prior to the consummation of the sale on February 28, 2025, the branches reported total loans of $118.9 million, fixed assets and prepaids of $3.3 million and deposits of $370.0 million. The Company received a premium on deposits sold of approximately 4.0%.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

In March of 2025, the company charged off approximately $9.1 million of agriculture loans (“Credit Relationship”) to a single borrower. The credit relationship had an aggregate remaining balance of approximately $1.4 million. There was no specific reserve on this credit relationship as the 2024 crop inspection and appraisal information indicated that the credit relationship was fully collateralized. In January 2025, the borrower informed the bank that the harvest was complete and payments should begin to be received from commodity processors. Later in 2025, the borrower ceased all communications with the bank which then began collection efforts. Collection efforts are ongoing but indicate that harvest proceeds will be significantly less than the crop inspection based on challenging farming conditions, falling commodity prices and less than anticipated harvested amounts. Other collateral including a 1 – 4 family residence, farm equipment, FSA guarantees and FSA disaster payments are all being pursued as potential sources of proceeds for recovery of the charge off. The potential for litigation related to defending the bank’s first-lien security interest in the farm equipment is likely as other creditors are making claims on that collateral. The Company’s head of special assets is managing the liquidation, collection and litigation aspects of this credit relationship.

Recently Issued Accounting Standards — Adopted

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 is intended to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit. The Company adopted CECL on January 1, 2023, using a modified retrospective transition approach. The impact of adopting CECL resulted in an allowance for credit losses for loans and leases increase of $4,950 from December 31, 2022. The Company recorded a decrease to retained earnings of $3,911, which was net of tax effects of $1,039, as of January 1, 2023, for the cumulative effect of adopting ASC 326. The increase was primarily due to recognizing expected lifetime losses in the portfolio and adding an economic forecast based upon our assumptions on January 1, 2023. The Company adopted ASC 326 using the weighted average remaining maturity method (WARM) method. Results for reporting periods beginning after January 1, 2023, are presented under ASC 326.

In March 2022, the FASB issued ASU 2022-02, Financial Instruments — Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures, which eliminates the recognition and measurement guidance for troubled debt restructurings (“TDRs”) by creditors in ASC 310-40. The update also enhances disclosure requirements for certain loan restructurings by creditors when a borrower is experiencing financial difficulty. Specially, rather than applying the recognition and measurement guidance for TDRs, an entity will apply the loan refinancing and restructuring guidance to determine whether a modification or other form of restructuring results in a new loan or a continuation of an existing loan. The Company adopted this ASU effective on January 1, 2023, and used the prospective method, which did not have a significant impact on its consolidated financial statements.

Recently Issued Accounting Standards — Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 720), Improvements to Income Tax Disclosures.” ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. ASU 2023-09 requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions.

The standard is not expected to have a significant impact on the Company’s financial statements.

2.     Acquisitions

The acquisition described below was accounted for under the purchase method of accounting in accordance with FASB ASC 805, “Business Combinations”. The purchased assets and assumed liabilities were recorded at their respective estimated fair values as of the date of acquisition with any excess of fair value of the net tangible and intangible assets acquired over the cost of the acquisition recorded as a bargain purchase gain. Additional information related to core deposit intangible assets is included in Note 7 — Intangible assets.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

The operating results of the acquired bank are included with the Company’s results of operations since the date of acquisition. Acquisition-related costs of $400 are included in the consolidated statement of income and comprehensive income in Other noninterest expense for the year ended December 31, 2023. These costs, which include advisory, legal, accounting, valuation, and other professional fees, were reflected as expenses in the periods in which the costs were incurred, or services received.

Effective April 1, 2023, VBI acquired 100% of the outstanding common stock of Charis Holdings, Inc., including its wholly owned subsidiary, Charis Bank, in exchange for VBI common stock, issued at estimated fair value as defined in the purchase agreement, amounting to total consideration of approximately $30,154. Under the terms of the acquisition, 323,588 shares of VBI were issued to shareholders of Charis Holdings, Inc. plus cash of $5 for partial shares. The purpose of the acquisition was to continue to grow the Company in terms of assets, deposits, and market area.

As a result of the acquisition, the Company expanded its market area in the Dallas, Texas and surrounding metroplex area including the city of Justin, Texas. A bargain purchase gain of $4,475 was recognized as a result of the acquisition and is a result of the excess of fair value of net assets acquired over consideration paid. Below is a summary of total consideration paid:

Cash for partial shares	$5
VBI common stock	30,149
Fair value of total consideration transferred	$30,154

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition, April 1, 2023.

Cash and due from banks	$95,361
Investment securities	1,566
Loans, net of discount	143,695
Bank-owned life insurance	830
Accrued interest receivable	441
Premises and equipment	2,345
Core deposit intangible	5,194
Other assets	1,669
Total assets acquired	251,101
Non interest bearing deposits	41,961
Interest bearing deposits	171,141
Other liabilities	3,370
Total liabilities assumed	216,472
Total Identifiable net assets acquired	34,629
Total consideration paid	30,154
Bargain purchase gain	$4,475

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

Below is a reconciliation of net cash received from the acquisition as stated in the accompanying consolidated statement of cash flows for the year ended December 31, 2023.

Cash acquired	$95,361
Less: cash for partial shares	5
Net cash received from acquisition	$95,356

3.     Investment Securities — Available for Sale and Held to Maturity

Investment securities have been classified in the consolidated balance sheet according to management’s intent. The amortized cost, gross unrealized gains and losses, and estimated fair values of investment securities available for sale and held to maturity are as follows:

	December 31, 2024 Available for Sale
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Corporate bonds	$25,000	$—	$2,042	$22,958
State & municipal, tax exempt	41,849	50	1,838	40,061
State & municipal, taxable	5,114	—	592	4,522
Collateralized Mortgage Obligations	11,818	47	176	11,689
Mortgage-backed securities	12,671	—	390	12,281
Total	$96,452	$97	$5,038	$91,511

	December 31, 2024 Held to Maturity
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
US Treasuries	$19,870	$—	$441	$19,429
Corporate bonds	6,597	1	1,089	5,509
State & municipal, tax exempt	17,189	—	2,043	15,146
Collateralized Mortgage Obligations	4,720	23	182	4,561
Mortgage-backed securities	8,093	33	66	8,060
Total	$56,469	$57	$3,821	$52,705

	December 31, 2023 Available for Sale
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
US GSE notes	$2,002	$—	$16	$1,986
Corporate bonds	25,000	—	2,655	22,345
State & municipal, tax exempt	46,141	883	884	46,140
State & municipal, taxable	6,135	—	575	5,560
Mortgage-backed securities	928	—	61	867
Total	$80,206	$883	$4,191	$76,898

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

“GSE” stands for government sponsored enterprise, formed by the US Government, but does not have “full faith and credit” of US Government backing credit: considered higher risk than US Government agencies.

	December 31, 2023 Held to Maturity
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
US Treasuries	$29,715	$—	$1,011	$28,704
Corporate bonds	6,579	—	891	5,688
State & municipal, tax exempt	17,460	—	1,598	15,862
Collateralized Mortgage Obligations	4,955	9	165	4,799
Mortgage-backed securities	8,143	—	218	7,925
Total	$66,852	$9	$3,883	$62,978

For available for sale debt securities in an unrealized loss position, the Company first assesses whether or not it intends to sell, or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the securities amortized cost basis is written down to fair value through income. For available for sale debt securities that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. With regard to available for sale debt securities; treasuries, collateralized mortgage obligations and mortgage-backed securities issued by the U.S. government, or agencies thereof, it is expected the securities will not be settled at prices less than the amortized cost bases of the securities as such securities are backed by the full faith and credit of and/or guaranteed by the U.S. government. Management has determined there is no expectation for credit loss on securities back by the U.S. government, or agencies thereof. For corporate bonds, which consist solely of bank subordinated debt, management reviewed periodic financial reporting, key risk indicators, including ratings by credit agencies when available, and determined there is no current expectation of credit loss. For municipal securities, management reviewed key risk indicators, including ratings by credit agencies when available, and determined there is no current expectation of credit loss.

If this assessment indicates a credit loss exists, the present value of the cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected are less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount the fair value is less than the amortized cost basis. Any unrealized loss that has not been recorded through an allowance for credit losses is recognized in other comprehensive income (loss). Based on evaluation of available evidence management believes the unrealized losses on the securities as of December 31, 2024 and 2023 are not credit-related. Management does not have the intent to sell any of these securities and believes it is more likely than not the Company will not have to sell any such securities before recovery of cost. The fair values are expected to recover as the securities approach their maturity date or repricing date or if market yields for the investments decline. Accordingly, no allowance for credit losses has been recorded for these securities.

With regard to held to maturity debt securities; treasuries, collateralized mortgage obligations and mortgage-backed securities issued by the U.S. government, or agencies thereof, it is expected the securities will not be settled at prices less than the amortized cost bases of the securities as such securities are backed by the full faith and credit of and/or guaranteed by the U.S. government. For corporate bonds, which consist solely of bank subordinated debt, management reviewed periodic financial reporting, key risk indicators, including ratings by credit agencies when available, and determined there is $24 current expectation of credit loss. For municipal securities, management reviewed key risk indicators, including ratings by credit agencies when available, and determined there is no current expectation of credit loss.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

The following tables disclose the Company’s available for sale investment securities in an unrealized loss position for which an allowance for credit losses has not been recorded, aggregated by investment category and length of time that individual securities have been in a continuous loss position:

	December 31, 2024
	Less than 12 months		12 months or more		Totals
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available for Sale
Corporate bonds	$4,602	$398	$18,356	$1,644	$22,958	$2,042
State & municipal, tax exempt	23,560	536	10,493	1,302	34,053	1,838
State & municipal, taxable	—	—	4,522	592	4,522	592
Collateralized Mortgage Obligations	7,306	176	—	—	7,306	176
Mortgage-backed securities	11,565	328	716	62	12,281	390
Total	$47,033	$1,438	$34,087	$3,600	$81,120	$5,038

	December 31, 2023
	Less than 12 months		12 months or more		Totals
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available for Sale
US GSE Notes	$—	$—	$1,986	$16	$1,986	$16
Corporate bonds	—	—	17,345	2,655	17,345	2,655
State & municipal, tax exempt	726	1	11,822	883	12,548	884
State & municipal, taxable	—	—	5,560	575	5,560	575
Mortgage-backed securities	—	—	867	61	867	61
Total	$726	$1	$37,580	$4,190	$38,306	$4,191

The number of investment positions in an unrealized loss position at December 31, 2024 and December 31, 2023 totaled 64 and 39, respectively. The Company does not believe these unrealized losses are credit related and the Company has the intent and ability to hold the securities prior to recovery and/or maturity. The unrealized losses noted are interest rate-related due to the level of interest rates at December 31, 2024. The Company has reviewed the ratings of the issuers and has not identified any issues related to the ultimate repayment of principal as a result of credit concerns on these securities. As a result of this assessment, no allowance for credit loss was recorded on investment securities available-for-sale as of December 31, 2024.

Sales of Investment Securities

The Company sold $2,450 of investment securities available for sale during the year ended December 31, 2024. The Company had total proceeds of $2,462 and realized gross gains of $12 and no gross losses. The Company did not sell any investment securities available for sale during the year ended December 31, 2023.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

AFS Securities Pledged

At December 31, 2024 and 2023, Vista had pledged securities with carrying values of approximately $55,158 and $24,549, respectively, to secure public deposits and our Federal Reserve Bank discount window line.

Contractual Maturities

The amortized cost and estimated fair value of debt securities, by contractual maturity, are shown below. Mortgage-backed securities and collateralized mortgage obligations typically are issued with stated principal amounts and are backed by pools of mortgage loans that have varying maturities. The expected maturities can differ from the contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The term of mortgage-backed securities and collateralized mortgage obligations thus approximates the term of the underlying mortgages and can vary significantly due to prepayments; therefore, the securities are not included in the maturity categories below.

	December 31, 2024
	Amortized Cost	Fair Value
Available for Sale
Within 1 year	$—	$—
1 to 5 years	2,563	2,449
5 to 10 years	27,169	24,843
Over 10 years	42,231	40,249
	71,963	67,541
Mortgage-backed securities and CMOs	24,489	23,970
Total	$96,452	$91,511

	December 31, 2024
	Amortized Cost	Fair Value
Held to Maturity
Within 1 year	$9,971	$9,911
1 to 5 years	9,899	9,518
5 to 10 years	6,597	5,510
Over 10 years	17,189	15,145
	43,656	40,084
Mortgage-backed securities and CMOs	12,813	12,621
Total	$56,469	$52,705

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

4.     Loans and Leases, and Allowance for Credit Losses

Major Classifications of Loans

Loans in the accompanying consolidated balance sheet consisted of the following:

	December 31,
	2024	2023
Real Estate Loans:
Construction, land, and land development	$321,029	$275,223
Farmland	58,341	65,565
1 – 4 family residential	226,599	193,621
Multifamily	72,838	59,937
Non-farm non-residential owner occupied	221,053	191,527
Non-farm non-residential non-owner occupied	421,976	312,928
Commercial & industrial	549,670	383,398
Agricultural production	61,570	56,730
Consumer	4,764	6,129
Other	7,393	8,387
	1,945,233	1,553,445
Allowance for credit losses	(22,293)	(18,873)
Loans, net	$1,922,940	$1,534,572

Loan balances as of December 31, 2024 and December 31, 2023 are stated net of $321,886 and $350,721 of participations sold, respectively. Of these balances, as of December 31, 2024 and 2023, MSLP participations sold to the Federal Reserve Bank of Boston special purpose vehicle totaled, $183,277 and $266,601, respectively. The net outstanding balance of MSLP loans included in the total balance of loans as of December 31, 2024 and 2023 totaled $9,646 and $14,032, respectively.

Nonaccrual Loans

During the years ended December 31, 2024 and 2023, interest income not recognized on nonaccrual loans was $403 and $140, respectively.

Loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. As mentioned in Note 1, the accrual of interest on loans is discontinued when there is a clear indication the borrower’s cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due. Nonaccrual loans, segregated by class of loans were as follows:

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

	CECL MODEL
	December 31, 2024
	Nonaccrual loans with no allowance	Nonaccrual loans with an allowance	Total nonaccrual loans
Real estate loans:
Construction, land, and land development	$1,911	$—	$1,911
Farmland	—	—	—
1 – 4 family residential	—	—	—
Multifamily	—	—	—
Non-farm non-residential owner occupied	—	—	—
Non-farm non-residential non-owner occupied	—	—	—
Commercial & industrial	380	2,054	2,434
Agricultural production	—	—	—
Consumer	—	—	—
Other	55	16	71
Total	$2,346	$2,070	$4,416

CECL MODEL
December 31, 2023
	Nonaccrual loans with no allowance	Nonaccrual loans with an allowance	Total nonaccrual loans
Real estate loans:
Construction, land, and land development	$—	$—	$—
Farmland	—	—	—
1 – 4 family residential	—	—	—
Multifamily	—	—	—
Non-farm non-residential owner occupied	—	—	—
Non-farm non-residential non-owner occupied	—	—	—
Commercial & industrial	1,026	—	1,026
Agricultural production	2	—	2
Consumer	—	—	—
Other	—	—	—
Total	$1,028	$—	$1,028

During the year ended December 31, 2024, the Company wrote off accrued interest receivables by reversing interest income of $24 on commercial and industrial loans, $10 on construction, development & vacant loans, $4 on 1 – 4 family residential loans, and $1 on other loans. During the year ended December 31, 2023, the Company wrote off accrued interest receivables by reversing interest income of $67 on commercial and industrial loans and $2 on 1 – 4 family residential loans.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

Past Due Loans

Age analyses of past due loans segregated by class of loans were as follows:

	December 31, 2024
	30 to 59 Days	60 to 89 Days	Over 90 Days	Total Past Due	Current	Total
Real estate loans:
Construction, land, and land development	$—	$—	$—	$—	$321,029	$321,029
Farmland	—	—	—	—	58,341	58,341
1 – 4 family residential	—	—	—	—	226,599	226,599
Multifamily	—	—	—	—	72,838	72,838
Non-farm non-residential owner occupied	—	—	—	—	221,053	221,053
Non-farm non-residential non-owner occupied	—	—	—	—	421,976	421,976
Commercial & industrial	469	84	2,434	2,987	546,683	549,670
Agricultural production	—	—	—	—	61,570	61,570
Consumer	32	15	—	47	4,717	4,764
Other	77	21	12	110	7,283	7,393
	$578	$120	$2,446	$3,144	$1,942,089	$1,945,233

	December 31, 2023
	30 to 59 Days	60 to 89 Days	Over 90 Days	Total Past Due	Current	Total
Real estate loans:
Construction, land, and land development	$—	$—	$—	$—	$275,223	$275,223
Farmland	—	—	—	—	65,565	65,565
1 – 4 family residential	46	—	—	46	193,575	193,621
Multifamily	—	—	—	—	59,937	59,937
Non-farm non-residential owner occupied	—	—	—	—	191,527	191,527
Non-farm non-residential non-owner occupied	—	—	—	—	312,928	312,928
Commercial & industrial	153	867	1,026	2,046	381,352	383,398
Agricultural production	—	—	—	—	56,730	56,730
Consumer	53	3	—	56	6,073	6,129
Other	81	1	—	82	8,305	8,387
	$333	$871	$1,026	$2,230	$1,551,215	$1,553,445

As of December 31, 2024 the Company had $12 loans over 90 days past due and still accruing. As of December 31, 2023 the Company had no loans over 90 days past due and still accruing.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

Credit Quality Indicators

The following summarizes the Company’s internal ratings of its loan, segregated by class of loans:

	December 31, 2024
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Real estate loans:
Construction, land, and land development	$319,118	$—	$1,911	$—	$—	$321,029
Farmland	58,341	—	—	—	—	58,341
1 – 4 family residential	226,599	—	—	—	—	226,599
Multifamily	72,838	—	—	—	—	72,838
Non-farm non-residential owner occupied	219,854	205	994	—	—	221,053
Non-farm non-residential non-owner occupied	421,976	—	—	—	—	421,976
Commercial & industrial	547,220	6	1,792	652	—	549,670
Agricultural production	48,315	1,469	11,786	—	—	61,570
Consumer	4,764	—	—	—	—	4,764
Other	7,300	21	72	—	—	7,393
	$1,926,325	$1,701	$16,555	$652	$—	$1,945,233

	December 31, 2023
	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Real estate loans:
Construction, land, and land development	$273,224	$—	$1,999	$—	$—	$275,223
Farmland	65,156	409	—	—	—	65,565
1 – 4 family residential	193,555	—	66	—	—	193,621
Multifamily	59,937	—	—	—	—	59,937
Non-farm non-residential owner occupied	190,262	215	1,050	—	—	191,527
Non-farm non-residential non-owner occupied	312,928	—	—	—	—	312,928
Commercial & industrial	380,944	100	2,354	—	—	383,398
Agricultural production	56,265	463	2	—	—	56,730
Consumer	6,129	—	—	—	—	6,129
Other	8,387	—	—	—	—	8,387
	$1,546,787	$1,187	$5,471	$—	$—	$1,553,445

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

Allowance for Credit Losses

The following tables detail the activity in the allowance for credit losses by portfolio segment:

	December 31, 2024
	Beginning Balance	Provision for Credit Losses	Charge-offs	Recoveries	Total
Real estate loans:
Construction, land, and land development	$3,063	$483	$—	$—	$3,546
Farmland	473	55	—	—	528
1 – 4 family residential	1,805	373	—	—	2,178
Multifamily	594	118	—	—	712
Non-farm non-residential owner occupied	1,440	286	—	—	1,726
Non-farm non-residential non-owner occupied	3,520	2,169	(3,703)	3,459	5,445
Commercial & industrial	7,296	100	(361)	537	7,572
Agricultural production	588	(96)	(5)	1	488
Consumer	15	(29)	(13)	34	7
Other	79	12	—	—	91
	$18,873	$3,471	$(4,082)	$4,031	$22,293

	December 31, 2023
	Beginning Balance	ASC 326 Adoption	Provision for Credit Losses	Charge-offs	Recoveries	Total
Real estate loans:
Construction, land, and land development	$2,876	$84	$277	$(174)	$—	$3,063
Farmland	460	33	(20)	—	—	473
1 – 4 family residential	1,350	46	434	(29)	4	1,805
Multifamily	560	22	12	—	—	594
Non-farm non-residential owner occupied	1,249	53	138	—	—	1,440
Non-farm non-residential non-owner occupied	2,188	66	1,266	—	—	3,520
Commercial & industrial	5,644	4,587	1,734	(4,808)	139	7,296
Agricultural production	400	102	86	—	—	588
Consumer	83	(46)	3	(59)	34	15
Other	78	3	(15)	(82)	95	79
	$14,888	$4,950	$3,915	$(5,152)	$272	$18,873

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

Collateral Dependent Loans

The Company designates loans as collateral dependent if repayment of the loan is expected to be provided substantially through the operation or sale of the collateral when the borrower, based on management’s assessment, is experiencing financial difficulty as of the reporting date. These loans do not share common risk characteristics and are not included within the pooled loans for determining the allowance for credit losses. Under CECL, for collateral dependent loans, the Company has adopted the practical expedient to measure the estimate of expected credit losses by comparing the amortized cost basis of a financial asset and the fair value of collateral securing the financial asset as of the reporting date. The allowance for credit losses is calculated on an individual loan basis based on the difference between the amount of the amortized cost basis greater than the fair value of the collateral securing the loan, which is adjusted for liquidation costs/discounts. If the fair value of the collateral exceeds the amortized cost basis, no allowance is required.

The fair value of individually evaluated collateral dependent loans is generally based on the fair value of collateral, less costs to sell. The fair value of real estate collateral is determined using recent real estate appraisals for residential and commercial properties. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Non-real estate or business asset collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business.

The following table presents an analysis of collateral dependent loans and related collateral types of the Company:

	December 31, 2024
	Residential Properties	Business Assets	Commercial Properties	Total
Real estate loans:
Construction, land, and land development	$—	$—	$1,911	$1,911
Farmland	—	—	—	—
1 – 4 family residential	—	—	—	—
Multifamily	—	—		—
Non-farm non-residential owner occupied	—	—	916	916
Non-farm non-residential non-owner occupied	—	—	—	—
Commercial & industrial	—	680	—	680
Agricultural production	—	11,786	—	11,786
Consumer	—	—	—	—
Other		55		55
Total	$—	$12,521	$2,827	$15,348

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

	December 31, 2023
	Residential Properties	Business Assets	Commercial Properties	Total
Real estate loans:
Construction, land, and land development	$—	$—	$1,999	$1,999
Farmland	—	—	—	—
1 – 4 family residential	66	—	—	66
Multifamily	—	—	—	—
Non-farm non-residential owner occupied	—	—	958	958
Non-farm non-residential non-owner occupied	—	—	—	—
Commercial & industrial	—	1,690	—	1,690
Agricultural production	—	3	—	3
Consumer	—	—	—	—
Other	—	—	—	—
Total	$66	$1,693	$2,957	$4,716

Modifications Made to Borrowers Experiencing Financial Difficulty

From time to time, the Company modifies its loan agreement with a borrower. A modified loan is considered a modification made to a borrower experiencing financial difficulty when two conditions are met: (i) the borrower is experiencing financial difficulty and (ii) the modification is in the form of principal forgiveness, an interest rate reduction, an other than-insignificant payment delay, a term extension or a combination of these modifications. The Company had no loans modified due to borrowers experiencing financial difficulty during the twelve months ended December 31, 2024 and December 31, 2023.

During the twelve months ended December 31, 2024 and December 31, 2023, there were no modifications to borrowers in financial difficulty that had a payment default. A default for purposes of this disclosure is a modification made to borrower experiencing financial difficulty in which the borrower is 90 days past due or results in the foreclosure and repossession of the applicable collateral. These loans have no unfunded commitments.

5.    Premises and Equipment

Premises and equipment in the accompanying consolidated balance sheet consisted of the following:

	Estimated
	Useful	December 31,
	Life	2024	2023
Building and improvements	2 – 40 yrs	$28,216	$24,228
Furniture and equipment	2 – 15 yrs	17,698	16,246
Land		2,929	2,504
Software	3 – 7 yrs	2,212	2,106
Art		238	196
Construction in progress		111	1,750
Vehicles	5 yrs	381	146
		51,785	47,176
Less accumulated depreciation		18,612	16,061
		$33,173	$31,115

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

As of December 31, 2024 and 2023, depreciation expense totaled $2,550 and $1,772, respectively, and is included in occupancy and equipment in the accompanying consolidated statement of income and comprehensive income.

6.     Investments in Non-Marketable Equity Securities

Vista held investments in non-marketable equity securities. These investments do not have a readily determinable fair value and are held at cost in the accompanying consolidated balance sheet. These equity investments were as follows:

	December 31,
	2024	2023
FHLB stock	$3,407	$3,219
FRB stock subscription	4,316	4,265
Other non-marketable equity securities	1,833	1,627
Total	$9,556	$9,111

7.     Intangible Assets

Intangible assets in the accompanying consolidated balance sheet are summarized as follows:

		December 31, 2024
	Amortization Period	Gross Intangible Asset	Accumulated Amortization	Net Intangible Asset
Core deposit intangible	10 Years	$6,103	$1,598	$4,505
		$6,103	$1,598	$4,505

		December 31, 2023
	Amortization Period	Gross Intangible Asset	Accumulated Amortization	Net Intangible Asset
Core deposit intangible	10 Years	$6,103	$988	$5,115
Servicing asset	14.6 Years	100	76	24
		$6,203	$1,064	$5,139

For the years ended December 31, 2024 and 2023, amortization expense related to core deposit intangible assets of $610 and $480, respectively, is included within other general and administrative expenses in the accompanying consolidated statement of income and comprehensive income.

For the year ended December 31, 2024 and 2023, amortization expense related to servicing assets of $24 and $8, respectively, is included within other noninterest income in the accompanying consolidated statement of income and comprehensive income.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

The estimated aggregate future amortization expense for intangible assets remaining as of December 31, 2024 is as follows:

Year	Amount
2025	$610
2026	610
2027	557
2028	519
2029	519
Thereafter	1,690
$4,505

8.     Goodwill

Changes in the carrying amount of goodwill are summarized as follows:

	December 31,
	2024	2023
Beginning of year	$3,427	$3,427
Effect of acquisitions	—	—
Impairment losses	—	—
End of year	$3,427	$3,427

Impairment of goodwill is tested for annually or when a triggering event occurs, and exists when a reporting unit’s carrying value of goodwill exceeds its fair value. As of December 31, 2024 and 2023, the Company had positive equity and the Company elected to perform a qualitative assessment to determine if it was more likely than not the fair value of the reporting unit exceeded its carrying value, including goodwill. The qualitative assessment indicated it was more likely than not the fair value of the reporting unit exceeded its carrying value, resulting in no impairment.

9.     Derivative Financial Instruments

Fair Value Hedges

The Company offers certain interest rate swap products directly to its qualified commercial banking customers. These financial instruments are not designated as hedging instruments. The interest rate swap derivative positions relate to transactions in which the Company enters into an interest rate swap with a customer, while at the same time entering into an offsetting interest rate swap with another financial institution. An interest rate swap transaction allows customers to effectively convert a variable rate loan to a fixed rate. In connection with each swap, the Company agrees to pay interest on a notional amount at a variable interest rate and receive interest from the customer on a similar notional amount at a fixed interest rate. At the same time, the Company agrees to pay another financial institution the same fixed interest rate on the same notional amount and receive the same variable interest rate on the same notional amount.

Because the Company acts as an intermediary for its customer, changes in the fair value of the underlying derivative contracts are designed to offset each other and would not significantly impact the Company’s operating results except in certain situations where there is a significant deterioration in the customer’s credit worthiness or that of the counterparties. At December 31, 2024, no such deterioration was determined by management.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

All derivatives are carried at fair value in either derivative assets or derivative liabilities in the accompanying consolidated balance sheet. At December 31, 2023, the Company did not have any fair value hedges.

The following tables provide the outstanding notional balances and fair values of outstanding derivative positions at December 31, 2024.

	Outstanding Notional Balance	Asset Derivative Fair Value	Liability Derivative Fair Value	Pay Rate(1)	Receive Rate(1)	Remaining Term(2)
Fair value hedges:
Commercial loan pass-through interest rate swaps:
Loan customer counterparty	$54,853	$424	22	—	6.90%	3.6
Financial institution counterparty	54,853	22	424	6.90%	—%	3.6
Total fair value hedges	109,706	446	446
Total derivatives	$109,706	$446	$446

(1) Weighted average rate.

(2) Weighted average life (in years).

10.  Deposits

Composition of deposits are as follows:

	December 31,
	2024	2023
Time deposits of $250,000 or more	$173,529	$127,534
Time deposits less than $250,000	214,564	195,233
Total time deposits	388,093	322,767
Non-time deposits	1,899,695	1,637,443
Total deposits	$2,287,788	$1,960,210

Time deposits scheduled maturities as of December 31, 2024 are as follows:

Year	Amount
2025	$362,051
2026	11,872
2027	6,352
2028	2,555
2029	5,263
Thereafter	—
$388,093

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

11.  FHLB Advances and Other Credit Extensions

Federal Home Loan Bank (“FHLB”)

As of December 31, 2024 and 2023 the advances from the FHLB totaled $20,000 and $30,000, respectively. The advances are utilized to meet liquidity needs and are collateralized by a blanket lien on certain loans and FHLB stock owned.

As of December 31, 2024, the detail of advances from FHLB are as follows:

	Interest Rate	Maturity Date	Amount
FHLB Advance	5.3550%	1/15/2025	$5,000
FHLB Advance	5.3020%	5/30/2025	5,000
FHLB Advance	4.8150%	2/27/2026	5,000
FHLB Advance	4.7500%	1/29/2027	5,000
			$20,000

The contractual principal payments at December 31, 2024 are as follows:

Year	Amount
2025	$10,000
2026	5,000
2027	5,000
$20,000

As of December 31, 2023, the Company had advances from the FHLB totaling $30,000. The detail of advances are as follows:

	Interest Rate	Maturity Date	Amount
FHLB Advance	5.6530%	1/31/2024	$5,000
FHLB Advance	5.6230%	5/31/2024	5,000
FHLB Advance	5.3550%	1/15/2025	5,000
FHLB Advance	5.3020%	5/30/2025	5,000
FHLB Advance	4.8150%	2/27/2026	5,000
FHLB Advance	4.7500%	1/29/2027	5,000
			$30,000

The Company had $224,900 and $114,538 in commitments associated with outstanding standby letters of credit as of December 31, 2024 and 2023, utilized for pledging of public entity deposits. The Company had the availability to borrow additional funds of approximately $367,861 and $399,466 as of December 31, 2024 and 2023, respectively.

Federal Reserve Bank (“FRB”)

The FRB allows us to borrow funds through their discount window. This facility was established in January of 2024. As of December 31, 2024 the Company maintained a secured line of credit with the FRB with an availability to borrow approximately $518,158. Approximately $573,287 of commercial and agriculture loans were pledged as collateral at December 31, 2024. Approximately $29,709 of securities were pledged as collateral at December 31, 2024. The Company had no advances under the FRB discount window outstanding as of December 31, 2024.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

Other Credit Extensions

As of December 31, 2024 and 2023, the Company maintained credit facilities with commercial banks with an availability to borrow up to an aggregate amount of approximately $47,500. There were no borrowings against these lines as of December 31, 2024 and 2023.

12.  Borrowed Funds

NexBank Revolving Line of Credit

The Company originally entered into a loan agreement with NexBank on December 23, 2019, which provided for a $20,000 revolving line of credit, or Line of Credit Agreement. The Company amended the agreement on September 16, 2020, exercising an option to extend the original maturity by 1 year, raising the line of credit from $20,000 to $35,000, and lowering the interest rate floor from 4.50% to 4.25%. The Company amended the agreement for the second time on August 20, 2021, extending the maturity date to December 21, 2026 and fixing the rate at 3.75% for the term of the loan. The Company amended the agreement for the third time on June 27, 2022, raising the line of credit from $35,000 to $45,000 with no other changes to the agreement. The entire outstanding balance and unpaid interest is payable in full on the maturity date of December 21, 2026.

The Company may prepay the principal amount of the Line of Credit without premium or penalty. The obligations of the Company under the Line of Credit Agreement are secured by a valid and perfected first priority lien on all of the issued and outstanding shares of capital stock of the Bank and all assets of the holding company.

Covenants made under the Line of Credit Agreement include, but not limited to, the Company maintaining a leverage ratio of greater than 7%, the Bank maintaining a leverage ratio of greater than 8%, the Bank’s Texas Ratio (as defined in the Line of Credit Agreement) not to exceed 40%, the Bank’s Total Capital Ratio (as defined under the Line of Credit Agreement) of not less than 11% and restrictions on the ability of the Company and its subsidiaries to incur certain additional debt. As of December 31, 2024 and 2023, the Company was in compliance with the debt covenants as provided for under its line of credit agreement with NexBank.

As of December 31, 2024 and 2023, the Company had total advances outstanding of $45,000.

The contractual principal payments at December 31, 2024 are as follows:

Year	Amount
2025	$—
2026	45,000
2027	—
2028	—
2029	—
Thereafter	—
$45,000

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

13.  Income Taxes

The provision for income taxes consisted of the following:

	December 31,
	2024	2023
Current income tax expense	$7,579	$4,538
Deferred income tax expense (benefit)	(881)	1,750
Federal income tax expense	6,698	6,288
State income tax expense	54	—
Texas franchise tax expense	—	80
Income tax expense as reported	$6,752	$6,368

A reconciliation of reported income tax expense to the amount computed by the Company’s statutory income tax rate of 21% at December 31, 2024 and 2023, respectively, to income before income taxes is presented below:

	December 31,
	2024	2023
Income tax expense computed as the statutory rate	$6,761	$7,236
Tax exempt municipal interest	(140)	(160)
Earnings from bank-owned life insurance	(72)	(64)
Texas franchise tax expense	—	80
State income tax expense	54	—
Bargain purchase gain	—	(940)
Other, net	149	216
Income tax expense as reported	$6,752	$6,368

Components of deferred tax assets and liabilities are presented in the table below and are included within other assets in the accompanying consolidated balance sheet. As a result of the Tax Cuts and Jobs Act enacted in 2017, deferred taxes as of December 31, 2024 and 2023 are based on the U.S. statutory federal income tax rate of 21%.

	December 31,
	2024	2023
Deferred tax assets:
Allowance for credit losses	$4,763	$3,995
Deferred compensation	963	355
Loan purchase discount	545	943
Nonaccrual interest	84	26
Limited partnerships	55	17
Stock based compensation	93	—
Deferred loan fees	17	29
Accrued expenses	6	51
Deferred fees	81	8
Net operating loss carryforward	892	1,077
Net unrealized loss on securities available for sale	1,037	695
Other	96	44
Total deferred tax assets	8,632	7,240

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

	December 31,
	2024	2023
Deferred tax liabilities:
Premises and equipment	2,738	2,239
Core deposit intangibles	946	1,074
Servicing asset	—	5
FHLB stock	102	63
Stock based compensation	—	199
Other	392	429
Total deferred tax liability	4,178	4,009
Net deferred tax asset	$4,454	$3,231

GAAP prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the consolidated financial statements only when it is more likely than not the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of cumulative benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which the threshold is no longer met. Current authoritative accounting GAAP also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties.

14.  Leases

The Company has operating leases for bank locations, corporate offices, and certain other arrangements.

Operating leases in which we are the lessee must be recorded as right-of-use assets with corresponding lease liabilities. The right-of-use asset represents our right to utilize the underlying asset during the lease term, while the lease liability represents the obligation of the Company to make periodic lease payments over the life of the lease. The right-of-use assets and corresponding lease liabilities are based on the present value of the remaining lease payments using a discount rate. The Company has elected to utilize the risk-free rate as of the commencement date for each lease based on lease term. Right-of-use assets are further adjusted for lease incentives. As of December 31, 2024, operating lease right-of-use assets were $4,746 and liabilities were $4,870 and are included within the accompanying consolidated balance sheet as components of other assets and accrued expenses and other liabilities, respectively.

The associated operating lease costs are comprised of the amortization of the right-of-use asset and the implicit interest accreted on the operating lease liability. These costs are recognized on a straight-line basis over the lease term. Operating lease expense for operating leases accounted for under ASC 842 for the year ended December 31, 2024 and 2023 were approximately $1,552 and $1,101, respectively. Variable lease expenses for the year ended December 31, 2024 and 2023 were approximately $310 and $190, respectively. Both operating lease expense and variable lease expenses are included as a component of occupancy expenses within the accompanying consolidated statements of income and comprehensive income.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

As of December 31, 2024, future minimum lease payments, exclusive of taxes and other charges, under non-cancelable operating leases for each of the next five years are as follows:

Year Ending December 31,	Amount
2025	$1,632
2026	1,287
2027	1,099
2028	534
2029	356
Thereafter	300
Total lease payments	5,208
Less: interest	(338)
Present value of lease liabilities	$4,870

The table below summarizes other information related to the Company’s operating leases:

	Year Ended December 31,
	2024	2023
Weighted-average borrowing rate	3.30%	2.73%
Weighted-average remaining lease term	3.9 years	3.7 years
Cash paid for operating leases	$1,862	$1,290

15.  Preferred Stock

The Company is authorized to issue 1 million shares of senior non-cumulative perpetual preferred stock (“Preferred Stock”) without par value. Preferred Stock shares outstanding rank senior to common shares in dividend and liquidation preference but have no general voting rights.

As of December 31, 2024 and 2023, there were no outstanding shares of preferred stock.

16.  Stockholders’ Equity and Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2024 and 2023, the Bank meets all capital adequacy requirements to which it is subject.

Financial institutions are categorized as well capitalized or adequately capitalized, based on minimum total risk- based, Tier I risk-based and Tier I leverage ratios as set forth in the tables below. As shown below, the Bank’s capital ratios exceed the regulatory definition of well capitalized as of December 31, 2024 and 2023. Based upon the information in its most recently filed call report, the Bank continues to meet the capital ratios necessary to be well capitalized under the regulatory framework for prompt corrective action.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

Presented in the following table are the Bank actual capital amounts and ratios compared to the Bank’s required capital amounts and ratios:

	Actual		For Capital Adequacy Purposes Basel III Fully Phased-In(1)		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2024:
Total Risk-Based Capital to Risk-Weighted Assets:	$280,828	14.21%	$207,570	10.5%	$197,685	10.0%
Tier 1 Capital to Risk-Weighted Assets:	$260,646	13.18%	$168,032	8.5%	$158,148	8.0%
Common Tier I (CET1):	$260,646	13.18%	$138,380	7.0%	$128,495	6.5%
Tier 1 Capital to Adjusted Average Assets:	$260,646	10.56%	$98,755	4.0%	$123,443	5.0%

	Actual		For Capital Adequacy Purposes Basel III Fully Phased-In(1)		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2023:
Total Risk-Based Capital to Risk-Weighted Assets:	$247,191	15.26%	$170,052	10.5%	$161,954	10.0%
Tier 1 Capital to Risk-Weighted Assets:	$231,881	14.32%	$137,662	8.5%	$129,564	8.0%
Common Tier I (CET1):	$231,881	14.32%	$113,369	7.0%	$105,271	6.5%
Tier 1 Capital to Adjusted Average Assets:	$231,881	11.28%	$82,216	4.0%	$102,770	5.0%

(1)   Percentages represent the minimum capital ratios plus, as applicable, the fully phased-in 2.5% CIT1 capital buffer under the Basel III Capital Rules.

The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Bank on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and was fully phased in on January 1, 2019. Under the Basel III rules, the Bank must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conservation buffer was phased in at the rate of 0.625% per year from 0.0% in 2015 to 2.50% on January 1, 2019. The capital conservation buffer was 2.50% at December 31, 2024 and 2023.

State banking regulations place certain restrictions on Vista’s dividend payments to VBI. Dividends paid by Vista would be prohibited if the effect of the dividends would cause Vista’s capital to be reduced below applicable minimum capital requirements.

Stock Purchase Agreements

During 2024, 15,822 shares of the Company’s common stock were sold at a weighted average purchase price of $111.73 per share through stock purchase agreements. During 2023, 25,668 shares of the Company’s common stock were sold at a weighted average purchase price of $92.52 per share through stock purchase agreements.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

17.  Commitments and Contingencies

Credit-Related Financial Instruments

In the normal course of business to meet the financing needs of its customers, the Company is a party to credit-related financial instruments with off-balance sheet risk. These instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit, which involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying CFS. The Company’s exposure to credit loss is represented by the contractual amount of these commitments. Management applies the same policies in making decisions to extend credit under on- and off-balance sheet instruments.

The following off-balance sheet financial instruments, whose contract amounts represent credit risk, were outstanding (at contract amounts):

	December 31,
	2024	2023
Unfunded lines of credit	$302,995	$276,254
Commercial and standby letters of credit	121,108	12,250

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit and other revolving credit arrangements are commitments for possible future extensions of credit to existing customers. These lines of credit may be uncollateralized, may not contain a specified maturity date, and may not be drawn upon to the total extent of the commitment.

Commercial and standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Substantially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers and collateral is generally held supporting those commitments, as management deems necessary.

The Company maintains an allowance for off-balance sheet credit exposures such as commitments to make loans and commercial letters of credit issued to meet customer financing needs when there is a contractual obligation to extend credit unless the commitments to extend credit are unconditionally cancellable. The allowance for off-balance sheet credit exposures is adjusted as a charge to provision for credit losses in the Company’s income statements. The estimate includes consideration of the likelihood funding will occur, and an estimate of expected credit losses on commitments expected to be funded over its estimated life, using the same methodologies as portfolio loans, and are discussed in Note 4. The allowance for credit losses for unfunded loan commitments of $365 at December 31, 2024 and $150 at December 31, 2023, is separately classified on the consolidated balance sheet within Accrued expenses and other liabilities.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

The following table presents the balance and activity in the allowance for credit losses for unfunded loan commitments:

	December 31,
	2024	2023
Beginning Balance	$150	$—
Provision for unfunded commitments	215	150
Total	$365	$150

Collateral Requirements

To reduce credit risk related to the use of credit-related financial instruments, the Company might deem it necessary to obtain collateral. The amount and nature of the collateral obtained is based on management’s credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, real estate, equipment, and vehicles.

Contingencies

The Company from time to time may be involved in legal actions arising from normal business activities. Management believes these actions are without merit or the ultimate liability, if any, resulting from them will not materially affect the financial position or results of operations of the Company.

Concentrations

The majority of the Company’s loan portfolio consists of loans to businesses and individuals in the state of Texas including the Dallas-Fort Worth metroplex, Austin and Lubbock markets. Loans are primarily for real estate, commercial activity, and agricultural production. Secondary sources of repayment on certain loans include guaranties from certain U.S. government sponsored enterprises (“GSEs”). The ability of the Company’s debtors to honor their contractual obligations depends upon real estate values and activity and general agricultural economic conditions in these market areas. The Company does not have any significant concentrations of credit risk to any one customer other than GSEs. This geographic concentration subjects the loan portfolio to the general economic conditions within these areas. The risks created by this concentration have been considered by management in the determination of the adequacy of the ACL. Management believes the ACL was adequate to cover estimated losses on loans as of December 31, 2024 and 2023.

Vista’s deposits are predominantly generated in the West Texas; Austin, Texas; and Dallas-Fort Worth metropolitan areas. Vista’s investments are concentrated in obligations US Treasury securities, Bank subordinated debt, and state and municipal governments.

The Company holds its primary liquid assets in the form of demand deposits in, and Federal funds sold to, other commercial banks and the FRB. These amounts routinely exceed FDIC insurance limits and, at times, by significant amounts. Management monitors the safety and soundness of its correspondents and does not believe these institutions present significant credit risk.

18.  Equity Compensation

In 2014, upon shareholder approval, the Company adopted the 2014 Stock Option Plan (the “Stock Plan”). The Stock Plan permits the grant of stock options for up to 100,000 shares of common stock of the Company from time to time during the term of the plan, subject to adjustment upon changes in capitalization. Under the Stock Plan, the Company may grant either incentive stock options or non-statutory stock options to eligible directors, executive officers, key employees, and non-employee shareholders of the Company. Options are generally granted with an exercise price equal to the market price of the  Company’s stock at the date of the grant. Option awards generally vest based on 3 to 10 years of continuous service and have 10-year contractual terms for non-controlling participants as defined by the Stock Plan. Other grant terms can vary for controlling participants as defined by the Stock Plan.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

Stock based compensation expense is measured based upon the fair value of the award at the grant date and is recognized ratably over the period during which the shares are earned (the requisite service period). For the years ended December 31, 2024 and 2023, approximately $112 and $108 of stock compensation expense related to the Stock Plan, respectively, was recognized in the accompanying consolidated statement of income and comprehensive income. As of December 31, 2024 and 2023, there was approximately $1,088 and $880, respectively, of unrecognized compensation expense related to non-vested share-based compensation awards expected to be recognized over the remaining weighted average requisite service period of 7.32.

The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions used for the grants:

	December 31,
	2024	2023
Dividend yield	n/a	n/a
Expected life	10 years	n/a
Expected volatility	10.37%	n/a
Risk-free interest rate	4.69%	n/a

There were 9,901 options awarded for the year ended December 31, 2024 and none awarded for the year ended December 31, 2023. As a result, no assumptions for the Black-Scholes option-pricing model are reflected in the table above for the year ended December 31, 2023.

The expected life is based on the expected amount of time options granted are expected to be outstanding. The dividend yield assumption is based on the Company’s history. The expected volatility is based on the historical volatility of the Company and publicly traded companies. The risk-free interest rates are based upon yields of U.S. Treasury issues with a term equal to the expected life of the option being valued.

A summary of option activity under the Stock Plan as of December 31, 2024 and 2023, and changes during the years then ended is presented below:

	December 31,
	2024			2023
	Shares Underlying Options	Weighted Exercise Price	Weighted Average Contractual Term	Shares Underlying Options	Weighted Exercise Price	Weighted Average Contractual Term
Outstanding at beginning of year	134,731	$59.29	6.28 yrs	156,368	$59.00	7.19 yrs
Granted during the year	9,901	96.65		—	—
Forfeited during the year	(2,500)	64.40		(12,333)	64.99
Exercised during the year	(10,025)	48.24		(9,304)	46.97
Outstanding at the end of the year	132,107	$62.83	6.00 yrs	134,731	$59.29	6.28 yrs
Options exercisable at end of year	41,873	$49.47	3.15 yrs	51,728	$49.18	3.42 yrs
Weighted average fair value of options granted during the year		$37.04			$—

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

During the year 2024 and 2023, 5,142 and 5,537 shares, respectively, were withheld to cover exercise price and taxes on options exercised on a cashless basis.

The total intrinsic value of outstanding in-the-money stock options and outstanding in-the-money exercisable stock options was $4,976 and $2,137 at December 31, 2024 and $4,542 and $2,267 for December 31, 2023. The intrinsic value of stock options exercised during the years ended December 31, 2024 and 2023 was $524 and $428, respectively.

The following table summarizes the activity in non-vested options for the years ended December 31, 2024 and 2023:

	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested shares, January 1, 2023	95,501	$12.92
Granted during the period	—	—
Vested during the period	(165)	8.58
Forfeited during the period	(12,333)	12.38
Non-vested shares, December 31, 2023	83,003	$12.94
Granted during the period	9,901	37.04
Vested during the period	(170)	8.58
Forfeited during the period	(2,500)	11.93
Non-vested shares, December 31, 2024	90,234	$15.69

Additionally, in November 2016, the Company adopted the Vista Bank Equity Incentive Plan to issue restricted stock to eligible directors, executive officers, key employees of the Company. Restricted stock awarded to certain key employees can vest evenly or cliff vest over a period, generally ranging from one to four years.

Included in the accompanying consolidated statement of income and comprehensive income for the years ended December 31, 2024 and 2023 is $1,240 and $1,420 of stock compensation expense, respectively.

During the years ended December 31, 2024 and 2023, 7,396 and 15,408 shares of restricted stock were issued under the equity incentive plan in connection with employee compensation, respectively.

During the years ended December 31, 2024, 5,256 shares of restricted stock were issued under the equity incentive plan to directors in lieu of cash. No restricted stock was issued to directors as part of compensation during the year ended December 31, 2023.

During the years ended December 31, 2024 and 2023, 8,532 and 8,366 shares of restricted stock with a total estimated fair value of approximately $654 and $739 were issued under the equity incentive plan to settle previously accrued employee bonuses. The shares were issued in lieu of cash.

As of December 31, 2024, there was $1,688 of unrecognized compensation expense related to the non-vested restricted stock.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

The following table summarizes the activity in non-vested restricted stock awards for the years ended December 31, 2024 and 2023:

	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested shares, January 1, 2023	9,716	$65.04
Granted during the period	23,774	81.90
Forfeited during the period	(4,139)	68.47
Vested during the period	(10,034)	76.65
Non-vested shares, December 31, 2023	19,317	$79.03
Granted during the period	21,184	85.55
Forfeited during the period	(243)	83.27
Vested during the period	(13,590)	80.50
Non-vested shares, December 31, 2024	26,668	$77.20

During the years ended December 31, 2024 and 2023, 6,097 and 5,033 shares of stock with a total estimated fair value of approximately $1,268 and $465 were issued under the equity incentive plan to settle previously accrued employee bonuses. The shares were issued in lieu of cash.

During the year ended 2023 7,839 shares of stock with a total estimated fair value of approximately $726 were issued in connection with employee compensation.

During the years ended December 31, 2024 and 2023, 4,347 and 6,424 shares of stock with a total estimated fair value of approximately $391 and $493 were issued under the equity incentive plan to directors to settle previously accrued board fees. The shares were issued in lieu of cash.

Warrants

A summary of warrant activity as of December 31, 2024 and 2023, and changes during the years then ended is presented below:

	December 31,
	2024			2023
	Shares Underlying Warrants	Weighted Exercise Price	Weighted Average Contractual Term	Shares Underlying Warrants	Weighted Exercise Price	Weighted Average Contractual Term
Outstanding at beginning of year	22,618	$110.53	4.38 yrs	—	$—
Granted during the year	—	—		22,618	110.53	5.13 yrs
Forfeited during the year	—	—		—	—
Exercised during the year	—	—		—	—
Outstanding at the end of the year	22,618	$110.53	3.38 yrs	22,618	$110.53	4.38 yrs
Warrants exercisable at end of year	22,618	$110.53	3.38 yrs	22,618	$110.53	4.38 yrs
Weighted average fair value of warrants granted during the year		$—			$3.14

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

19.  Employee Benefits

401(k) Plan

The Company sponsors the Vista Bancshares, Inc. 401(k) Profit Sharing Plan (the “Plan”). The Plan allows eligible employee salary deferrals and employer safe harbor matching, discretionary matching, discretionary profit-sharing, and qualified non-elective contributions (“QNEC”). Vista makes safe harbor matching contributions equal to each participant’s annual elective salary deferrals of up to 3% of the participants’ compensation and an additional 50% of salary deferrals from 3% to 5% of the participants’ compensation. Entry dates for new employees are the first of any month following completion of 500 hours of service within the first six months of service, or after being credited with a year of service. Participants are always fully-vested in their salary deferrals and employer safe harbor matching and QNEC contributions. Participants vest in employer discretionary matching and discretionary profit-sharing contributions under a six-year graded vesting schedule, except that participants become fully-vested upon death or disability. Vista’s contribution expense for the years ended December 31, 2024 and December 31, 2023 was $792 and $607, respectively, and is included in personnel costs in the accompanying consolidated statement of income and comprehensive income.

Non-Qualified Deferred Compensation

Vista has entered into an IRC§409A non-qualified deferred compensation arrangement with certain employees. Expense related to these arrangements was $152 and $152 in 2024 and 2023, respectively, and included in personnel costs in the consolidated statement of income and comprehensive income. The related accrued liability included in accrued expenses and other liabilities in the accompanying consolidated balance sheet was $1,057 and $935 at December 31, 2024 and 2023, respectively.

20.  Related Party Transactions

In the ordinary course of business, Vista enters into transactions with related parties, including its officers, directors, and significant stockholders. These loans are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons and do not involve more than normal risk of collectability. As of December 31, 2024, outstanding loans to this group aggregated approximately $58,748 of which none were sold as participations. During the year ended December 31, 2024, new advances of approximately $53,371 were made to related parties with approximately $17,035 principal payments received. As of December 31, 2023, outstanding loans to this group aggregated approximately $22,412, of which none were sold as participations. There were $5,173 in unfunded commitments to related parties as of December 31, 2024.

At December 31, 2024 and 2023, the Company had approximately $54,650 and $29,906, respectively, in deposits from related parties, including executive officers, directors, and significant stockholders on terms similar to those from third parties.

Wick Phillips Gould & Martin, LLP (“Wick Phillips”) has represented Vista in various legal matters. Mr. Wick is a member of our board of directors and partner at Wick Phillips. Vista paid legal fees of $306 and $50 to Wick Phillips for the years ended December 31, 2024 and 2023 respectively.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

21.  Fair Value Measurements

Fair Value

GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact.

GAAP requires the use of valuation techniques consistent with the market approach, the income approach, and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement costs). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, the authoritative guidance establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs —	Unadjusted quoted prices in active markets for identical assets or liabilities the reporting entity has the ability to access at the measurement date.

Level 2 Inputs —	Inputs other than quoted prices included in Level 1 that are observable for the asset and liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (for example, interest rates, volatilities, prepayment speeds, loss severities, credit risks, and default rates) or inputs that are derived principally from or corroborated by observable market data by correlation or other means. Level 2 investments consist primarily of obligations of U.S. government sponsored enterprises and agencies, obligations of state and municipal subdivisions, corporate bonds, and mortgage backed securities.

Level 3 Inputs —	Significant unobservable inputs that reflect an entity’s own assumptions that market participants would use in pricing the assets or liabilities.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market- based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

AFS debt securities are assets measured and reported at fair value on a recurring basis in the accompanying financial statements and their values are based on level 2 valuation inputs under the fair value hierarchy. Derivative financial instruments which consist of asset and liability interest rate derivative positions are carried at fair value obtained from a pricing service that provides the swaps’ unwind value using Level 2 inputs.

VISTA BANCSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2024 and 2023
(Dollars in thousands, except share and per share amounts)

Certain financial assets and liabilities are measured at fair value on a non-recurring basis, that is, the instruments are not measured at fair value on an ongoing basis, but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

Collateral dependent loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. The fair value of individually evaluated collateral dependent loans is generally based on the fair value of collateral, less costs to sell. The fair value of real estate collateral is determined using recent real estate appraisals for residential and commercial properties. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Non-real estate or business asset collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business. Collateral values are estimated using Level 3 inputs based on the discounting of the collateral measured by appraisals.

At December 31, 2024, collateral dependent loans with carrying values of approximately $17,206 were reduced by specific valuation allowances totaling approximately $1,857 resulting in a net fair value of $15,348 based on Level 3 inputs. At December 31, 2023, collateral dependent loans with carrying values of approximately $5,471 were reduced by specific valuation allowances totaling approximately $756 resulting in a net fair value of $4,716, based on Level 3 inputs.

Non-financial assets measured at fair value on a nonrecurring basis during the years ended December 31, 2024 and 2023, include certain properties and included in foreclosed assets which, upon initial recognition, were remeasured and reported at fair value through a charge-off to the allowance for credit losses and certain properties included in foreclosed assets which, subsequent to their initial recognition, were remeasured at fair value through a write-down included in current earnings. The fair value of foreclosed assets is estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria. At December 31, 2024 and 2023, there were no foreclosed assets that required material write-downs to fair value upon or subsequent to their initial recognition.

Supplemental Consolidating Information

Vista Bancshares, Inc. and Subsidiaries

Consolidating Balance Sheet
December 31, 2024
(Dollars in thousands)

	Vista Bank	NWHWY 5840 LLC	TVPX	Ref	Eliminations	Vista Bank Consolidated	Vista Bancshares, Inc.	Ref	Eliminations	Vista Bancshares, Inc. and Subsidiaries
Assets
Cash and due from banks	$436,801	$195	$509	(1)	$(704)	$436,801	$9,064	(1)	$(9,064)	$436,801
Investment securities available for sale, at fair value	91,511	—	—		—	91,511	—		—	91,511
Investment securities held to maturity, net of allowance for credit losses of $24 and $0	56,445	—	—		—	56,445	—		—	56,445
Loans and leases, net of allowance for credit losses of $22,293 and $18,873	1,922,940	—	—		—	1,922,940	—		—	1,922,940
Accrued interest receivable	12,479	—	—		—	12,479	—		—	12,479
Premises and equipment, net	19,427	7,839	5,902		—	33,168	5		—	33,173
Bank-owned life insurance, at cash surrender value	12,860	—	—		—	12,860	—		—	12,860
Foreclosed and repossessed assets, net	185	—	—		—	185	—		—	185
Investments in non-marketable equity securities	9,556	—	—		—	9,556	—		—	9,556
Goodwill	2,575	—	—		—	2,575	852		—	3,427
Intangible assets	4,505	—	—		—	4,505	—		—	4,505
Investment in Sub	14,362	—	—	(2)	(14,362)	—	261,868	(2)	(261,868)	—
Other assets	14,062	—	178		—	14,240	64		—	14,304
Total assets	$2,597,708	$8,034	$6,589		$(15,066)	$2,597,265	$271,853		$(270,932)	$2,598,186
Liabilities and stockholders’ equity
Deposits:
Noninterest bearing	$461,151	$—	$—	(1)	$(704)	$460,447	$—	(1)	$(9,064)	$451,383
Interest bearing	1,836,405	—	—		—	1,836,405	—		—	1,836,405
Total deposits	2,297,556	—	—		(704)	2,296,852	—		(9,064)	2,287,788
FHLB advances	20,000	—	—		—	20,000	—		—	20,000
Borrowed funds	—	—	—		—	—	45,000		—	45,000
Accrued interest payable	922	—	—		—	922	145		—	1,067
Accrued expenses and other liabilities	17,362	116	145		—	17,623	1		—	17,624
Total liabilities	2,335,840	116	145		(704)	2,335,397	45,146		(9,064)	2,371,479
Stockholders’ Equity
Preferred stock	—	—	—		—	—	—		—	—
Common stock	1,800	—	—		—	1,800	2,299	(2)	(1,800)	2,299
Additional paid-in capital	142,426	10,043	8,359	(2)	(18,402)	142,426	101,299	(2)	(142,426)	101,299
Retained earnings	121,545	(2,125)	(1,915)	(2)	4,040	121,545	127,012	(2)	(121,545)	127,012
Accumulated other comprehensive loss	(3,903)	—	—		—	(3,903)	(3,903)	(2)	3,903	(3,903)
Total stockholders’ equity	261,868	7,918	6,444		(14,362)	261,868	226,707		(261,868)	226,707
Total liabilities and stockholders’ equity	$2,597,708	$8,034	$6,589		$(15,066)	$2,597,265	$271,853		$(270,932)	$2,598,186

(1)  Eliminate intercompany accounts.

(2)  Eliminate investment in subsidiaries.

See accompanying independent auditor’s report.

Vista Bancshares, Inc. and Subsidiaries

Consolidating Statement of Income
Year Ended December 31, 2024
(Dollars in thousands)

										Vista
										Bancshares,
		NWHWY					Vista			Inc.
	Vista	5840				Vista Bank	Bancshares,			And
	Bank	LLC	TVPX	Ref	Eliminations	Consolidated	Inc.	Ref	Eliminations	Subsidiaries
Interest income:
Loans, including fees	$131,034	$—	$—		$—	131,034	$—		$—	$131,034
Investment securities	5,151	—	—		—	5,151	—		—	5,151
Interest bearing deposits in banks	18,969	—	—		—	18,969	—		—	18,969
Total interest income	155,154	—	—		—	155,154	—		—	155,154
Interest expense:
Deposits	65,228	—	—		—	65,228	—		—	65,228
Debt	1,159	—	—		—	1,159	1,716		—	2,875
Total interest expense	66,387	—	—		—	66,387	1,716		—	68,103
Net interest income	88,767	—	—		—	88,767	(1,716)		—	87,051
Provision for credit losses	3,710	—	—		—	3,710	—		—	3,710
Net interest income after provision for credit losses	85,057	—	—		—	85,057	(1,716)		—	83,341
Noninterest income:
Service charges on deposit accounts	2,919	—	—		—	2,919	—		—	2,919
Servicing fees	1,169	—	—		—	1,169	—		—	1,169
Other	2,691	—	—		—	2,691	—		—	2,691
Equity in undistributed income		—	—		—	—	27,780	(1)	(27,780)	—
Total noninterest income	6,779	—	—		—	6,779	27,780		(27,780)	6,779
Noninterest expense:
Salaries and employee benefits	33,083	—	—		—	33,083	—		—	33,083
Occupancy and equipment	6,102	251	299		—	6,652	—		—	6,652
Software and data processing	5,108	—	—		—	5,108	—		—	5,108
Marketing	1,258	—	—		—	1,258	—		—	1,258
Professional, regulatory, and consulting	3,469	—	—		—	3,469	—		—	3,469
Foreclosed and repossessed asset expenses, net	5	—	—		—	5	—		—	5
Communication	1,135	—	—		—	1,135	—		—	1,135
Other	6,219	—	1,548	(1)	(1,657)	6,110	1,050		—	7,160
Total noninterest expense	56,379	251	1,847		(1,657)	56,820	1,050		—	57,870
Income before income taxes	35,457	(251)	(1,847)		1,657	35,016	25,014		(27,780)	32,250
Income tax expense	7,677	(53)	(388)		—	7,236	(484)		—	6,752
Net Income	$27,780	$(198)	$(1,459)		$1,657	$27,780	$25,498		$(27,780)	$25,498

(1)  Eliminate equity in losses in subsidiaries.

See accompanying independent auditor’s report.